Filed Pursuant to Rule 424(b)(5)

Registration No. 333-205678

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. A final prospectus supplement will be delivered to purchasers of these securities. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell and are not soliciting an offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 18, 2015

PROSPECTUS SUPPLEMENT

(To prospectus dated August 18, 2015)

Republic of Peru

U.S.$                     % U.S. Dollar-Denominated

Global Bonds Due

The bonds will bear interest at the rate of         % per year, accruing from                , 2015. Interest on the bonds is payable                      on             and             of each year, beginning on                     , 2016. The final maturity of the bonds will be                 ,            . The bonds are not redeemable prior to maturity.

The bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. The bonds will rank equally, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated obligations relating to external indebtedness of Peru, as described in “Description of the Securities — Debt Securities — Defined Terms” in the accompanying prospectus.

The bonds will contain provisions regarding acceleration and future modifications to their terms, including “collective action clauses”. Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015 and which are described in the section entitled “Description of the Bonds—Collective Action Clauses,” “Description of the Bonds—Meetings, Amendments and Waivers—Collective Action” in this prospectus supplement and the sections entitled “Description of the Securities—Debt Securities—Default; Acceleration of Maturity,” “Description of the Securities—Debt Securities—Collective Action Clauses” and “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus, Peru may amend the payment provisions of the bonds and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually.

We will apply to admit the bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market.

Per Bond	Total
Public offering price %	U.S.$
Underwriting fee(1)%	U.S.$
Proceeds to Peru (before expenses and the underwriting fee)(2)%	U.S.$

(1)	See “Underwriting”.
(2)	See “Use of Proceeds”.

ANY OFFER OR SALE OF NOTES IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED DIRECTIVE 2003/71/EC (THE ‘‘PROSPECTUS DIRECTIVE’’) MUST BE ADDRESSED TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE).

The underwriters are offering the bonds subject to various conditions. The underwriters expect to deliver the bonds to purchasers on or about                     , 2015, through the book-entry facilities of The Depository Trust Company, or DTC, and its direct or indirect participants including Euroclear S.A./N.V., or Euroclear, and Clearstream Banking, société anonyme, or Clearstream.

Global Coordinators and Bookrunners

Citigroup	J.P. Morgan

                    , 2015

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of its date. Our financial condition and prospects may have changed since that date.

Through and including             , 2015 (the 40th day after the date of this prospectus supplement), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus and prospectus supplement. This is in addition to a dealer’s obligation to deliver a prospectus and prospectus supplement when acting as an underwriter and with respect to an unsold allotment or subscription.

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference information you should consider when making your investment decision. You should rely only on the information provided or incorporated by reference in this prospectus supplement and the accompanying prospectus, which should be read together. References in this prospectus supplement to “we,” “us,” “our” and “Peru” are to the Republic of Peru.

We are furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of bonds. After having made all reasonable queries, we confirm that:

•	the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of the date of this prospectus supplement or the accompanying prospectus;

•	changes may occur in our affairs after the date of this prospectus supplement and the accompanying prospectus;

•	certain statistical information included in this prospectus supplement and the accompanying prospectus reflects the most recent reliable data readily available to us as of the date hereof;

•	we hold the opinions and intentions expressed in the accompanying prospectus, this prospectus supplement and any document incorporated by reference in this prospectus supplement and the accompanying prospectus, as superseded in this prospectus supplement;

•	to the best of our knowledge and belief, we have not omitted other facts, the omission of which makes this prospectus supplement and the accompanying prospectus, as a whole, misleading; and

•	we accept responsibility for the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Prospective investors should rely on the information provided in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. No person is authorized to make any representation or give any information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. Any such representation or information not contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying prospectus must not be relied upon as having been authorized by us or the underwriters. Please see “General Information — Where You Can Find More Information” for information on the documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

We are not offering to sell any securities other than the bonds offered under this prospectus supplement. We are not offering to sell the bonds in places where such offers are not permitted by applicable law. You should not assume that the information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus is accurate as of any date other than their respective dates. Our economic, fiscal or political circumstances may have changed since such dates.

The bonds described in this prospectus supplement are debt securities of Peru being offered under registration statement no. 333-205678, filed with the SEC under the U.S. Securities Act of 1933, as amended, or the Securities Act. The accompanying prospectus is part of that registration statement. The accompanying prospectus provides you with a general description of the securities that we may offer, and this prospectus supplement contains specific information about the terms of the offering and the bonds. This prospectus supplement together with the accompanying prospectus may only be used for the purpose for which they have been published. Before you invest, you should read this prospectus supplement and the accompanying prospectus, together with additional information described under “Where You Can Find More Information” in the accompanying prospectus.

As used in this prospectus supplement, the term “business day” means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Lima, Peru.

FORWARD-LOOKING STATEMENTS

We have made forward-looking statements in this prospectus supplement. Forward-looking statements are statements that are not historical facts. These statements are based on our current plans, estimates, assumptions and projections. Therefore you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks. We caution you that many factors could affect the future performance of the Peruvian economy. These factors include, but are not limited to:

•	external factors, such as:

•	interest rates in financial markets outside Peru;

•	changes in Peru’s credit ratings;

•	changes in import tariffs and exchange rates;

•	changes in international commodity prices;

•	recession, low economic growth or economic contraction affecting Peru’s trading partners;

•	deterioration in the economic condition of Peru’s neighboring countries;

•	a liquidity contraction in the international financial markets; volatility in equity, debt or foreign exchange markets, which could lead to domestic volatility, declines in foreign direct and portfolio investment and potentially lower international reserves;

•	international hostilities; and

•	the decisions of international financial institutions, such as the International Monetary Fund, or IMF, the Inter-American Development Bank, or IADB, the International Bank for Reconstruction and Development, or IBRD, the World Bank, or the Andean Development Corporation, or CAF, regarding the terms of their lending and financial assistance to Peru; and

•	internal factors, such as:

•	deterioration in general economic and business conditions in Peru;

•	social, political or military events in Peru;

•	increase in crime rates;

•	natural events, such as climatic changes, earthquakes and floods;

•	reduction in foreign currency reserves;

•	reduction in fiscal revenue;

•	reduced levels of foreign direct investment;

•	the ability of the government to enact key economic reforms;

•	higher domestic debt;

•	increased rates of domestic inflation;

•	the level of foreign direct and portfolio investment in Peru; and

•	prevailing Peruvian domestic interest rates.

SOVEREIGN IMMUNITY

Peru is a sovereign state. Consequently, it may be difficult for you to obtain or realize upon judgments of courts in the United States against Peru. Among other requirements, the execution by a Peruvian court of a judgment ordering payment by Peru of any principal or interest arising from the bonds will be subject to availability of funds according to the statute passed by the Peruvian Congress setting forth the budget corresponding to the fiscal year in which such payment is due.

Limitations Imposed by Budget Laws to Satisfy Payments on the Bonds

A final judgment against Peru ordering payment on the bonds is subject to Peruvian budget regulations. Pursuant to the Budget National System General Law (Ley General del Sistema Nacional de Presupuesto) and the Public Sector Budget Law for Fiscal Year 2015 (Ley de Presupuesto del Sector Público para el Año Fiscal 2015), payments of judgments, arbitral awards, conciliation minutes or direct treatment agreements are subject to the following process:

•	between 3% and 5% of the budget corresponding to the Ministry of Economy and Finance may be allocated towards payments and judgments;

•	payments must be made by each governmental entity (in our case, the Ministry of Economy and Finance) from its respective bank account, taking into account all mandatory priorities;

•	in case the judgment payment orders exceed the 3% threshold, the Ministry of Economy and Finance would pay its creditors on a pro rata basis; and

•	payment requirements in excess of the 5% threshold, must be included in the budgets approved for the following five fiscal years.

Enforceability of Judgments

If the payment of any judicial order is not honored by the Ministry of Economy and Finance, a proceeding for the execution of judicial resolutions may be initiated as provided for in article 688 et. seq. of the Peruvian Civil Procedure Code. Notwithstanding the foregoing, in accordance with section 73 of the Peruvian Political Constitution, public domain assets destined for the public service and use are inalienable and are not subject to any interest due to possession (prescripción adquisitiva). Public domain assets are a special form of property that can only be set aside for the public use, a service to the community or national interest. As such, those assets as well as (i) property used by a diplomatic or consular mission of Peru; (ii) property of a military character and under the control of a military authority or defense agency of Peru; (iii) public property; (iv) shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of such shares, to the extent such shares or revenues are exempt by Peruvian law from attachment or execution; or (v) funds deposited in Peru’s accounts held in the Peruvian financial system that constitute public domain property, are neither subject to liens or encumbrances nor to a judicial attachment. Conversely, assets not set aside for the public domain are subject to the private domain of the Peruvian government (which includes, among others, the cash deposits of the Peruvian government abroad) and as such may be encumbered or attached.

For more information, see “Description of the Securities — Jurisdiction, Consent to Service and Enforceability” in the accompanying prospectus.

CERTAIN LEGAL RESTRICTIONS

The distribution of materials relating to the offering and the transactions contemplated by the offering may be restricted by law in certain jurisdictions. If materials relating to the offering come into your possession, you must inform yourself and observe all of these restrictions. The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted. If a jurisdiction requires that the offering be made by a licensed broker or dealer and either the underwriters or any affiliate of the underwriters is a licensed broker or dealer in such jurisdiction, the offering shall be deemed to be made by such underwriter or such affiliate on behalf of Peru in such jurisdiction. For more information, see “Underwriting”.

SUMMARY

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference. This summary is not complete and does not contain all the information you should consider before investing in the bonds. You should carefully read this entire prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein before investing, including “Risk Factors.”

Selected Economic Information

(in millions of U.S. dollars, except as otherwise indicated)

	2010(1)	2011(1)	2012(1)	2013(1)	2014(1)
Domestic economy
GDP (at current prices)	148,666	170,759	192,984	201,822	202,630
Real GDP (in millions of S/. at constant 1994 prices)	S/.382,380	S/.407,052	S/.431,273	S/.456,159	S/.466,879
Real GDP growth rate (in %)	8.5%	6.5%	6.0%	5.8%	2.4%
CPI (change for the period in %)	2.1%	4.7%	2.6%	2.9%	3.2%
Unemployment rate (in %)(2), (11)	5.7%	5.6%	5.0%	4.7	4.9
Underemployment rate (in %)(3), (11)	29.3%	25.3%	20.9%	19.8	N.A.
Unemployment rate (in %)(2), (12)	7.9%	7.7%	6.8%	5.9%	5.9%
Underemployment rate (in %)(3), (12)	46.2%	42.4%	40.7%	38.1%	35.5%
Balance of payments
Total current account	(3,545)	(3,177)	(5,237)	(8,474)	(8,031)
Of which:
Trade balance	6,988	9,224	6,276	613	(1,276)
Total capital account	13,638	8,716	19,812	11,414	6,828
Of which:
Foreign direct investment	8,189	7,518	11,840	9,161	7,789
Errors and omissions(4)	1,079	(886)	213	(38)	(985)
Overall balance of payments(5)	11,173	4,653	14,788	2,902	(2,188)
Change in Central Bank net international reserves (period end in %)	33.1%	10.7%	31.1%	2.6%	(5.1)%
Central Bank net international reserves (period end)	44,105	48,816	63,991	65,663	62,308
Public sector balance
Central government revenue(6)	26,441	32,034	36,870	38,240	38,478
As a % of GDP	17.8%	18.8%	19.1%	18.9%	19.0%
Central government expenditure(7)	26,571	30,451	34,555	37,374	39,597
As a % of GDP	17.9%	17.8%	17.9%	18.6%	19.6%
Central government fiscal balance	146	1,690	2,445	1,205	(853)
As a % of GDP	0.1%	1.0%	1.3%	0.5%	(0.5)%
Overall non-financial public sector fiscal balance(8)	(354)	3,410	4,197	2,004	(524)
As a % of GDP	(0.2)%	2.0%	2.3%	0.9%	(0.3)%
Public sector debt
Public sector external debt	19,905	20,204	20,402	18,778	19,764
As a % of GDP	13.4%	11.8%	10.6%	9.3%	9.8%
Public sector domestic debt(9)	16,113	18,073	20,162	20,022	20,837
As a % of GDP	10.8%	10.6%	10.4%	9.9%	10.3%
Total public sector debt	36,018	38,277	40,564	38,800	40,607
As a % of GDP	24.2%	22.4%	21.0%	19.2%	20.0%
Public sector external debt service:
Amortizations(9)	4,916	839	1,198	2,614	1,104
Interest payments(9)	1,093	1,036	1,062	1,158	1,582
Total external debt service	6,009	1,875	2,260	3,773	2,686
As a % of exports of goods and services(10)	14.9%	3.6%	4.2%	7.6%	5.8%
Exchange rate (end of period, S/. per U.S.$)	S/.2.81	S/.2.70	S/.2.55	S/.2.80	2.99
Exchange rate (average, S/. per U.S.$)	S/.2.83	S/.2.75	S/.2.64	S/.2.70	2.84

(1)	Preliminary data, revised each trimester.

(2)	In Metropolitan Lima. Percentage of the working-age population (14 years old or older) that, in the week the employment survey was conducted, was seeking remunerated employment.
(3)	In Metropolitan Lima. Percentage of the working-age population (14 years old or older) working part-time which would prefer to work more hours, plus the percentage of the working-age population that usually works full-time but which, in the week the employment survey was conducted, worked less than 35 hours per week as a result of economic constraints.
(4)	Represents errors and omissions in compiling balance of payments accounts based on double-entry accounting resulting from incomplete or overlapping coverage, different prices and incomplete times of recording and conversion practices.
(5)	Includes current account balance, financial account and errors and omissions.
(6)	Excludes privatization receipts.
(7)	Includes interest payments.
(8)	Includes the non-financial public sector and the Central Bank.
(9)	Excludes Central Bank debt.
(10)	Includes exports of goods and services and investment income.
(11)	Source: Ministry of Labor.
(12)	Source: National Institute of Statistics.

N/A = Not Available

Source: Central Bank, unless otherwise indicated.

THE OFFERING

This summary highlights information presented in greater detail elsewhere in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all the information you should consider before investing in the bonds. You should carefully read this entire prospectus supplement and the accompanying prospectus before investing.

Issuer	Republic of Peru.

Securities	% U.S. Dollar-Denominated Global Bonds due , which we refer to herein as the “bonds”.

Issue Amount	U.S.$ aggregate principal amount.

Issue Price	%, plus accrued interest, if any, from , 2015.

Final Maturity Date	, .

Interest Rate	% per year, computed on the basis of a 360-day year of twelve 30-day months.

Interest Payment Dates	and of each year, commencing on , 2016.

Redemption or Sinking Fund	The bonds will not benefit from any sinking fund. We may not redeem the bonds before maturity. We will redeem the bonds at par at maturity.

Use of Proceeds	The proceeds from the sale of the bonds will be U.S.$ . The underwriting fee of U.S.$ will be paid separately by us, as described in “Underwriting”. We intend to use the net proceeds of this offering to prefinance a portion of the general financial requirements for the year 2016.

Collective Action Clauses	The bonds will contain provisions regarding acceleration and future modifications to their terms, including “collective action clauses”. Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015 and which are described in the section entitled “Description of the Bonds—Collective Action Clauses” in this prospectus supplement and the sections entitled “Description of the Securities—Debt Securities—Default; Acceleration of Maturity,” “Description of the Securities—Debt Securities—Collective Action Clauses” and “Description of the Securities—Debt Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus, Peru may amend the payment provisions of the bonds and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually.

Negative Pledge	The bonds will contain certain covenants, including restrictions on the incurrence of liens. These covenants are subject to many exceptions.

Denominations	We will issue the bonds only in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof.

Ranking	The bonds will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. The bonds will rank at least equally, without any preference among themselves, with all of our other existing and future unsecured and unsubordinated obligations relating to our external indebtedness as described in “Description of the Securities — Debt Securities — Defined Terms” in the accompanying prospectus.

Additional Amounts	We will make payments of principal and interest in respect of the bonds without withholding or deduction for or on account of any present or future Peruvian taxes, duties, assessments or governmental charges of whatever nature except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure the net amount received by holders after such withholding or deduction equals the amount such holders would have received in the absence of such withholding or deduction, subject to certain exceptions set forth under “Description of the Bonds — Additional Amounts”.

Further Issues	Without the consent of holders of the bonds, we may issue additional debt securities with the same terms and conditions as the outstanding bonds, except for the issue date, issue price and amount of first interest payment, and we may consolidate the additional bonds to form a single series with the outstanding bonds issued hereunder.

Form of Securities	We will issue the bonds in the form of one or more registered global notes without coupons. No bonds will be issued in bearer form.

You will be required to make initial settlement for bonds issued pursuant to the offering in immediately available funds.

As an owner of a beneficial interest in the global notes, you will generally not be entitled to have your bonds registered in your name, will not be entitled to receive certificates in your name evidencing the bonds and will not be considered the holder of any bonds under the indenture for the bonds.

Record Dates	The record date with respect to any interest and/or principal payment date will be the 15th day prior to that interest and/or principal payment date, whether or not that record date is also a business day.

Governing Law	The bonds issued hereunder will be governed by the laws of the State of New York.

Trustee	The Bank of New York Mellon.

Luxembourg Paying Agent and Luxembourg Transfer Agent	The Bank of New York Mellon (Luxembourg) S.A.

Listing	We will apply to admit the bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market.

RECENT DEVELOPMENTS

This section provides information that supplements the information about Peru contained in Peru’s Annual Report on Form 18-K for the year ended December 31, 2014, filed with the U.S. Securities and Exchange Commission on July 15, 2015, as such Annual Report may be further amended from time to time. To the extent the information in this section is inconsistent with the information contained in the Annual Report, as amended to date, the information in this section replaces such information. Capitalized terms not defined in this section have the meanings ascribed to them in the Annual Report.

Recent Political Developments

On April 2, 2015, the President of the Republic of Peru, Ollanta Humala, appointed Pedro Cateriano as the new cabinet’s chief, and ratified all ministers in office, except for the ministers of Justice and Human Rights, Foreign Affairs and Defense.

The new ministers are Gustavo Adrianzén in the Ministry of Justice and Human Rights, replacing Fredy Otárola; Ana María Sánchez in the Ministry of Foreign Affairs, replacing Gonzalo Gutiérrez; and Jakke Valakivi in the Ministry of Defense, replacing Pedro Cateriano. These changes in ministers have not resulted in significant modifications to President Humala’s key agenda items, including expanding social inclusion.

The Economy

Gross Domestic Product and the Structure of the Economy

During the three months ended March 31, 2015, Peru’s economy increased 1.7% in real terms as a result of lower domestic demand which increased 2.8% compared to the three months ended March 31, 2014, due to a reduction of 26.5% in public sector investment and a decrease in public and private consumption and private investment in the three months ended March 31, 2015 compared to the same period of 2014, primarily as a result of a continuing decrease in the exchange terms of exports relative to imports and the worsening of the expectations of economic agents, as well as a decrease in public expenditure principally due to difficulties in investment execution by regional and municipal governments.

In the three months ended March 31, 2015, private consumption experienced an annualized growth of 3.6% in real terms and gross private investment decreased by 3.9%, as compared to the same period in 2014. Public sector investment decreased 26.5% in the three months ended March 31, 2015 due mainly to the decrease of 49.5% and 49.1% in investments by regional governments and municipal governments, respectively, in the three months ended March 31, 2015 compared to the same period in 2014. Such decrease was partially offset by the investments of the national government in the three months ended March 31, 2015, which grew 17.7% compared to the same period in 2014, primarily due to an increase in expenditures in construction, recovery and improvement of roads in connection with projects of the Ministry of Transport and Communications. Private investment decreased 3.9% in the three months ended March 31, 2015 as compared to the same period in 2014, primarily due to a decrease in the exchange terms of exports relative to imports and the worsening of economic expectations, as well as a slower than expected progress in investment projects particularly in the mining sector. Total gross investment increased 0.1% during the three months ended March 31, 2015 compared to the same period in 2014.

The following tables set forth GDP by expenditure for the periods presented.

Gross Domestic Product by Expenditure

(in millions of U.S. dollars, at current prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Government consumption	5,585	5,544
Private consumption	30,967	30,333
Gross investment:
Public sector	1,771	1,251
Private sector	10,096	9,433
Change in inventories	99	921

Total gross investment	11,966	11,606
Exports of goods and services	11,174	9,539
Imports of goods and services	11,834	11,143

Net (exports)	(660)	(1,604)
GDP	47,858	45,879

(1)	Preliminary data.

Source: Central Bank.

In the three months ended March 31, 2015 and compared to the three months ended March 31, 2014, public savings reached 8.2% and 9.9% of GDP, respectively, due to an increase in current revenues, while private savings was 11.3% of GDP for the three months ended March 31, 2015 compared to 10.5% for the comparable period of 2014.

In the three months ended March 31, 2015, domestic savings decreased to 19.6% of GDP from 20.4% of GDP in the three months ended March 31, 2014, due to an increase in public and private consumption.

External savings, as a percentage of GDP, increased to 5.7% of GDP in the three months ended March 31, 2015 from 4.6% of GDP in the three months ended March 31, 2014.

Domestic investment as a percentage of GDP increased to 25.3% in the three months ended March 31, 2015 from 25.0% in the three months ended March 31, 2014, primarily due to an increase in change in inventories.

Gross Domestic Product by Expenditure

(as a percentage of total GDP, at current prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Government consumption	11.7	12.1
Private consumption	64.7	68.1
Gross investment:
Public sector	3.7	2.7
Private sector	21.1	20.6
Change in inventories	0.2	2.0

Total gross investment	25.0	25.3
Exports of goods and services	23.3	20.8
Imports of goods and services	24.7	24.3

Net (exports)	(1.4)	(35)
GDP	100.0	100.0

(1)	Weekly Note (Nota Semanal) No. 19-2015.

Source: Central Bank.

Investment and Savings

(as a percentage of current GDP)

	For the three months ended March 31,
	2014(1)	2015(1)
Domestic savings:
Public savings	9.9	8.2
Private savings	10.5	11.3

Total domestic savings	20.4	19.6
External savings	4.6	5.7

Total savings	25.0	25.3
Domestic investment	25.0	25.3

(1)	Weekly Note (Nota Semanal) No. 19-2015.

Source: Central Bank.

For the three months ended March 31, 2015, per capita GDP decreased 5.2%, compared to same period in 2014 to U.S.$5,888.8 from U.S.$6,211.6.

Principal Sectors of the Economy

The principal economic activities in Peru are services (including wholesale and retail trade, transportation and tourism), manufacturing, agriculture and livestock, and mining and hydrocarbons.

Gross Domestic Product by Sector

(in millions of nuevos soles, at constant 2007 prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Primary production:
Agriculture and livestock(2)	5,560	5,585
Fishing	404	366
Mining and hydrocarbons(3)	13,183	13,717

Total primary production	19,146	19,669
Secondary production:
Manufacturing	16,707	15,837
Construction	6,841	6,376
Electricity and water	2,026	2,120

Total secondary production	25,574	24,333
Services:
Wholesale and retail trade	12,134	12,573
Other services(4)	53,530	55,721
Total services	65,664	68,294
Total GDP	110,384	112,295

(1)	Preliminary data.
(2)	Includes forestry.
(3)	Includes non-metallic mining.
(4)	Includes taxes on products and import duties.

Source: Central Bank.

The following tables set forth the distribution of GDP in the Peruvian economy, indicating the percentage contribution to GDP and the growth rate for the periods shown for each sector, in each case compared to the previous corresponding period.

Gross Domestic Product by Sector

(as a percentage of GDP, at constant 2007 prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Primary production:
Agriculture and livestock(2)	5.0	5.0
Fishing	0.4	0.3
Mining and hydrocarbons(3)	11.9	12.2

Total primary production	17.3	17.5
Secondary production:
Manufacturing	15.1	14.1
Construction	6.2	5.7
Electricity and water	1.8	1.9

Total secondary production	23.2	21.7
Services:
Wholesale and retail trade	11.0	11.2
Other services(4)	48.5	49.6
Total services	59.5	60.8
Total GDP	100.0	100.0

(1)	Preliminary data.
(2)	Includes forestry.
(3)	Includes non-metallic mining.
(4)	Includes taxes on products and import duties.

Source: Central Bank.

During the three months ended March 31, 2015, GDP grew 1.7% compared to the same period in 2014. This increase was primarily driven by growth in the commerce, mining and fuel, financial services, business services, communications, and utility services (including electricity, water and gas).

Primary Production

During the three months ended March 31, 2015, primary production increased by 2.7%, due to increased production in agriculture and livestock. In terms of contribution to GDP, agriculture and livestock accounted for 5.0% in the three months ended March 31, 2015. In total, the primary sector contributed 17.5% to GDP in the three months ended March 31, 2015.

Agriculture and Livestock

The Peruvian agriculture and livestock sector is dominated by small-scale producers. The sector contributed 5.0% and 5.0% to GDP in the three months ended March 31, 2015 and 2014, respectively.

Peru’s main agricultural products are potatoes, corn, rice, coffee, fruits and vegetables, which together accounted for approximately 60.1% and 60.7% of agricultural production in the three months ended March 31, 2015 and 2014.

Peru’s main agricultural export products are coffee, cotton and sugar, which together accounted for approximately 6.8% and 7.3% of agricultural production in the three months ended March 31, 2015 and 2014, respectively.

During the three months ended March 31, 2015, the agriculture and livestock sector has changed very little compared to the first three months ended March 31, 2014, contributing 5.0% to GDP, due primarily to unfavorable climatic conditions, scarcity of hydrological resources, and the presence of yellow rust, which has attenuated the production of mangoes, coffee, paddy rice, alfalfa, cotton, avocados, grapes, cocoa, potatoes, poultry and eggs.

Fishing

Fishing is a small part of the Peruvian economy, contributing 0.3% and 0.4% to GDP in the three months ended March 31, 2015 and 2014. Traditional fish products, however, are Peru’s fourth largest single export after mining and petroleum and natural gas, accounting for 6.0% and 10.4% of exports in the three months ended March 31, 2015 and 2014, respectively, considering both traditional (fish meal and fish oil) and non-traditional exports (frozen crustaceans and mollusks, frozen fish, and prepared and canned food).

In the three months ended March 31, 2015, the fishing sector decreased by 9.2% compared to the same period in 2014, mainly due to a decrease in the production of seafood products.

Mining and Hydrocarbons

The mining and hydrocarbons sector grew in the three months ended March 31, 2015 by 4.1% compared to the same period in 2014 due to increased hydrocarbons extraction offset by a decrease in mining production.

Mining. Peru is a leading producer of gold, silver, tin, copper, lead and zinc in Latin America. Although mining constitutes a small part of the country’s GDP, contributing on average 10.0% to GDP in the three months ended March 31, 2015, mineral products are Peru’s main export and they accounted for 56.0% and 50.5% of total exports by value in the three months ended March 31, 2015 and 2014, respectively. Gold and copper accounted for 20.9% (U.S.$1.7 billion) and 21.6% (U.S.$1.8 billion) of total exports by value, respectively, during the three months ended March 31, 2015 and 16.9% (U.S.$1.6 billion) and 20.8% (U.S.$2.0 billion) of total exports by value, respectively, during the same period in 2014. In addition, copper accounted for 38.6% of total mining exports in the three months ended March 31, 2015 and 41.2% in the three months ended March 31, 2014.

Hydrocarbons. In the three months ended March 31, 2015, the hydrocarbon sector decreased 4.2% as compared to the same period in 2014, mainly due to higher levels of production of liquid hydrocarbons and natural gas.

Secondary Production

Manufacturing

In the three months ended March 31, 2015, the manufacturing sector decreased by 5.2% as compared to the three months ended March 31, 2014, primarily due to non-primary manufacturing activity, which decreased by 3.1% and primary manufacturing activity, which decreased by 11.1%.

Primary manufacturing. In the three months ended March 31, 2015, the primary manufacturing sector decreased by 11.1% compared to the same period in 2014, due in part to a decrease in the production of the fishing industry, non-ferrous precious metals, petroleum refining products, peeled rice, and sugar refining.

Non-primary manufacturing. In the three months ended March 31, 2015, non-primary manufacturing decreased 3.1%, as compared to the same period in 2014, mainly due to a decrease in demand for capital and consumer goods (caused by the decrease in foreign demand).

Construction

The construction sector decreased 6.8% in the three months ended March 31, 2015 and contributed 5.7% to GDP. This growth was associated with internal consumption of cement and an increase in projects for basic services and improvements to the nationwide highway network.

Electricity and Water

Electricity. In the three months ended March 31, 2015, the electricity sub-sector grew 5.2% due to an increase in the production of electricity.

Water. In the three months ended March 31, 2015, water grew 2.3% due to the increase in the production volumes of SEDAPAL.

Services

Wholesale and Retail Trade

In the three months ended March 31, 2015, wholesale and retail trade increased by 3.6% due primarily to wholesale and retail commerce and the maintenance and repair of automobiles.

Other Services

The private sector in Peru offers a variety of services constituting the “Other Services” sector of Peru’s GDP that in aggregate is an important part of the Peruvian economy. The Other Services sector includes services to companies, government services, transportation and communication, healthcare and education services, tourism and financial services. In aggregate, this sector grew 4.1% in the three months ended March 31, 2015, compared to the same period in 2014.

As a result, the “Other Services” sector accounted for 49.6% of GDP in the three months ended March 31, 2015, an increase of 1.1 percentage points from the same period in 2014.

Public Administration

Based on an audit undertaken of the public sector, the total number of public employees as of March 31, 2015 was 1.8 million, of which 39.6% are active workers, 47.2% are pensioners and 13.2% are non-personal service workers. Most public employees are placed in regional governments, economy and finance and education ministries.

Privatization and Concessions

In the three months ended March 31, 2015, concessions reached U.S. $36.8 million in projected investments. Significant investment was made in the energy sector.

Balance of Payments and Foreign Trade

Balance of Payments

The following table provides information, based on period-end exchange rates, regarding Peru’s balance of payments for the periods presented.

Balance of Payments

(in millions of U.S. dollars, at current prices)

	For the three months ended March 31,
	2014	2015
Current account:
Trade balance:
Exports (FOB)(1)	9,780	8,091
Imports (FOB)(1)	(9,959)	(9,182)

Trade balance	(180)	(1,091)
Services, net	(474)	(500)
Of which:
Net income from tourism(2)	314	321
Net income from transportation(3)	(341)	(343)
Financial and investment income, net(4)	(2,435)	(1,792)
Current transfers, net	891	760
Of which:
Workers’ remittances	633	627

Current account balance	(2,198)	(2,623)
Capital account:
Foreign direct investment	2,485	2,242
Portfolio investment	(61)	(5)
Other medium and long-term capital(5)	(599)	612
Of which:
Disbursements to the public sector	(566)	1,288
Other capital, including short-term capital	(862)	203

Capital account balance	962	3,052
Errors and omissions(6)	385	(872)

Balance of payments	(851)	(443)
Financing:
Change in gross Central Bank reserves(7)	850	443
Exceptional financing, net	1	—

Total financing	851	443
Memorandum item:
Current account balance (deficit) (as a % of GDP)	(4.6)	(5.7)

(1)	Based on customs declarations, records of temporary admissions, free-trade zone imports, grants and other adjustments.
(2)	Based on a survey of tourists. Income from tourism represents the total expenditure by a tourist multiplied by the total number of tourists.
(3)	Includes freight services, passenger transportation and port expenses of ships and airplanes.
(4)	Includes interest payments.
(5)	Includes debt amortization payments.
(6)	Represents errors and omissions from double-entry accounting resulting from incomplete or overlapping coverage, different prices and incomplete times of recording and conversion practices.
(7)	Refers to changes in reserve used to finance balance of payments and corresponds to net international reserves excluding the use of IMF resources.

Source: Central Bank.

Current Account

Peru’s current account registered a deficit of U.S.$2.6 billion, or 5.7% of GDP, primarily due to a decrease in the trade balance to U.S.$1.1 billion, in the three months ended March 31, 2015, compared to the same period in 2014.

Trade Balance

In the three months ended March 31, 2015, exports decreased by 17.3% compared to the same period in 2014, primarily due to a lower number of shipments of mining, oil and natural gas products, as well as the contraction in traditional exports to the United States, China and Japan and non-traditional exports to Colombia, China and Brazil. Imports decreased by 7.8% in the three months ended March 31, 2015, compared to the same period in 2014, principally as a result of imports of capital goods, transportation equipment, inputs and fuel.

In the three months ended March 31, 2015 and 2014, Peru’s exports consisted primarily of exports of:

•	traditional mineral exports, such as gold, silver, copper, zinc and lead, valued at U.S. $4.5 billion during the three months ended March 31, 2015, representing 56.0% of total exports in such period, and valued at U.S. $4.9 billion in the three months ended March 31, 2014, representing 50.5% of total exports for such period;

•	petroleum and derivative products valued at U.S. $0.6 billion during the three months ended March 31, 2015, representing 7.6% of total exports in such period, and valued at U.S. $1.1 billion in the three months ended March 31, 2014, representing 11.7% of total exports for such period;

•	traditional fishing exports, such as fishmeal and fish oil, valued at U.S. $0.2 billion during the three months ended March 31, 2015, representing 2.2% of total exports in such period, and valued at U.S. $0.7 billion in the three months ended March 31, 2014, representing 7.0% of total exports for such period;

•	non-traditional textile exports, such as textile fibers and cloth, valued at U.S.$0.3 million during the three months ended March 31, 2015, representing 4.2% of total exports in such period, and valued at U.S. $0.4 million in the three months ended March 31, 2014, representing 4.6% of total exports for such period; and

•	non-traditional agriculture and livestock exports valued at U.S. $1.0 billion during the three months ended March 31, 2015, representing 12.9% of total exports in such period, and valued at U.S. $1.0 billion in the three months ended March 31, 2014, representing 10.2% of total exports for such period.

The following tables provide further information on exports for the periods presented.

Exports

(in millions of U.S. dollars, at current prices)

	For the three months ended March 31,
	2014	2015
Traditional:
Fishing	689	175
Agricultural	91	46
Mineral	4,938	4,534
Petroleum and derivatives	1,142	619

Total traditional	6,860	5,374
Non-traditional:
Agriculture and livestock	998	1,047
Fishing	332	305
Textiles	447	343
Timbers and papers, and manufactures	108	91
Chemical	373	351
Non-metallic minerals	156	168
Basic metal industries and jewelry	285	251
Fabricated metal products and machinery	130	105
Other products(1)	31	35

Total non-traditional	2,860	2,697
Other products(2)	60	20

Total exports	9,780	8,091

(1)	Includes leather and handcrafts.
(2)	Includes the sale of fuel and food to foreign vessels and the repair of foreign vessels.

Source: Central Bank.

Exports

(as a percentage of total exports, at current prices)

	For the three months ended March 31,
	2014	2015
Traditional:
Fishing	7.0	2.2
Agricultural	0.9	0.6
Mineral	50.5	56.0
Petroleum and derivatives	11.7	7.7

Total traditional	70.1	66.4
Non-traditional:
Agriculture and livestock	10.2	12.9
Fishing	3.4	3.8
Textiles	4.6	4.2
Timbers and papers, and manufactures	1.1	1.1
Chemical	3.8	4.3
Non-metallic minerals	1.6	2.1
Basic metal industries and jewelry	2.9	3.1
Fabricated metal products and machinery	1.3	1.3
Other products(1)	0.3	0.4

Total non-traditional	29.2	33.3
Other:
Other products(2)	0.6	0.2

Total exports	100.0	100.0

(2)	Includes leather and handcrafts.
(3)	Includes the sale of fuel and food to foreign vessels and the repair of foreign vessels.

Source: Central Bank.

In 2014 and 2015, Peru’s imports consisted primarily of imports of:

•	intermediate goods, such as fuels and raw materials for agricultural and industrial production, valued at U.S. $4.0 billion in the three months ended March 31, 2014, representing 43.6% of total imports for such period, and valued at U.S. $4.7 billion in the three months ended March 31, 2015, representing 47.0% of total imports for such period;

•	capital goods, such as transportation and building equipment, valued at U.S. $2.9 billion in the three months ended March 31, 2014, representing 32.1% of total imports for such period, and valued at U.S. $3.2 billion in the three months ended March 31, 2015, representing 31.9% of total imports for such period; and

•	consumer goods valued at U.S. $2.1 billion in the three months ended March 31, 2014, representing 23.0% of total imports for such period, and valued at U.S. $2.1 billion in the three months ended March 31, 2015, representing 20.9% of total imports for such period.

The following tables provide further information regarding imports for the periods presented.

Imports

(in millions of US dollars, at current prices)

	For the three months ended March 31,
	2014	2015
Consumer goods:
Durable goods	951	953
Non-durable goods	1,127	1,160

Total consumer goods	2,078	2,113
Intermediate goods:
Petroleum products, lubricants	1,600	827
Raw materials for agriculture	279	318
Raw materials for manufacturing	2,798	2,856

Total intermediate goods	4,677	4,000
Capital goods:
Construction materials	355	345
For agriculture	27	34
For manufacturing	2,132	2,002
Transportation equipment	659	563

Total capital goods	3,173	2,944
Other(1)	31	125

Total imports	9,959	9,182
Memorandum items:
Temporal admission imports(2)	83	77
Imports into free trade zone(3)	47	49

(1)	Includes the donation of goods, the purchase of fuels and Peruvian foodstuffs and the repair of capital goods in the exterior such as other goods not falling into any one of the classifications used.
(2)	Imports that must be processed and exported within a definite period of time and are not subject to tariffs.
(3)	Imports through the Special Zone of Tacna, which is primarily dedicated to the assembly of motor vehicles. Peru has five free trade zones, but only the Tacna zone is economically active.

Source: Central Bank.

Imports

(as a percentage of total imports, at current prices)

	For the three months ended March 31,
	2014	2015
Consumer goods:
Durable goods	9.5	10.4
Non-durable goods	11.3	12.6

Total consumer goods	20.9	23.0
Intermediate goods:
Petroleum products, lubricants	16.1	9.0
Raw materials for agriculture	2.8	3.5
Raw materials for manufacturing	28.1	31.1

Total intermediate goods	47.0	43.6
Capital goods:
Construction materials	3.6	3.8
For agriculture	0.3	0.4
For manufacturing	21.4	21.8
Transportation equipment	6.6	6.1

Total capital goods	31.9	32.1
Other(1)	0.3	1.4

Total import	100.0	100.0
Memorandum items:
Temporal admission imports(2)	0.8	0.8
Imports into free trade zone(3)	0.5	0.5

(1)	Includes the donation of goods, the purchase of fuels and Peruvian foodstuffs and the repair of capital goods in the exterior such as other goods not falling into any one of the classifications used.
(2)	Imports that must be processed and exported within a definite period of time and are not subject to tariffs.
(3)	Imports through the Special Zone of Tacna, which is primarily dedicated to the assembly of motor vehicles. Peru has five free trade zones but only the Tacna zone is economically active.

Source: Central Bank.

Capital Account

The capital account reflects foreign direct investment and monetary flows into and out of a nation’s financial markets.

For the three months ended March 31, 2015, the capital account balance increased by 217.3%, compared to the same period ended March 31, 2014 to a surplus of U.S. $3.0 billion, compared to the same period ended March 31, 2014. This increase in the three months ended March 31, 2015 was due primarily to major levels of other medium- and long-term capital and other capital including short term capital reduced investment in sovereign bonds by non-residents, and a reduction in the balance of bank liabilities abroad, in the context of greater levels of liquidity in dollars and reduced demand for assets denominated in dollars.

Geographic Distribution of Exports

(as a percentage of total exports, at current prices)

	For the three months ended March 31,
	2014	2015
United States	16.1	14.4
Canada	6.2	8.4
Mexico	1.9	2.1

Total North America	24.4	25.1
Brazil	4.0	4.6
Colombia	3.1	2.7
Chile	3.7	3.2
Venezuela	1.2	0.7
Other	9.9	9.1

Total Latin America and the Caribbean	21.9	20.4
United Kingdom	1.4	0.8
Switzerland	6.1	8.5
Germany	2.9	2.1
Spain	3.4	3.7
Other	7.8	8.9

Total Europe	21.5	24.1
Japan	5.0	3.5
China	19.8	18.8
Other	5.9	6.2

Total Asia	30.7	28.5
Africa and others	1.6	1.9

Total exports	100.0	100.0

Source: Central Bank.

Geographic Distribution of Imports

(as a percentage of total imports, at current prices)

	For the three months ended March 31,
	2014	2015
United States	22.4	20.7
Canada	1.6	2.0
Mexico	4.1	4.6

Total North America	28.2	27.4
Brazil	4.1	4.1
Colombia	3.0	3.2
Chile	2.7	2.9
Venezuela	0.1	0.1
Other	11.2	7.6

Total Latin America and the Caribbean	21.0	17.8
United Kingdom	0.7	0.8
Switzerland	0.7	0.5
Germany	4.0	2.9
Spain	2.2	1.6
Other	6.9	6.1

Total Europe	14.5	11.8
Japan	2.5	2.6
China	19.4	23.8
Other	10.8	13.2

Total Asia	32.7	39.6
Africa and others	3.6	3.4

Total imports	100.0	100.0

Source: Central Bank.

The Monetary System

Monetary Policy

The inflation rate for the three months ended March 31, 2015 was 3.02% (the Central Bank’s target annual inflation rate for the period was set between 1% and 3%). The Central Bank continues to pursue monetary policies aimed at ensuring that actual inflation remains within the target range. Because of the reduction in inflationary pressure resulting from this more stable price environment, the government believes that the inflation rate will converge to the target rate set by the Central Bank.

The Central Bank maintained the reference rate at 3.25% as of March 31, 2015.

In June 2014, the Central Bank lowered the reserve requirements for financial institutions as of June 2014 to 12% and 45% on deposits for Nuevos Soles and U.S. Dollars, respectively.

Liquidity and Credit Aggregates

The following table presents the composition of the monetary base and international reserves as of the dates shown.

Monetary Base and Central Bank’s International Reserves

(in millions of U.S. dollars, at current prices)

	As of March 31,
	2014	2015
Currency in circulation and cash in vaults at banks	14,261	14,546
Commercial bank deposits at the Central Bank	2,294	905

Monetary base	16,555	15,450
Gross international reserves	65,000	61,384
Net international reserves	64,954	61,323

Source: Central Bank.

Net international reserves decreased from approximately U.S.$65.0 billion as of March 31, 2014, to approximately U.S.$61.3 billion as of March 31, 2015.

The following tables present liquidity and credit aggregates, and changes in selected monetary indicators as of the dates shown.

Liquidity and Credit

(in millions of U.S. dollars, at current prices)

As of March 31, 2015
Monetary aggregates
Currency in circulation	11,921
M1	20,868
M2	46,747
M3	71,962
Credit by sector(1)
Public sector (Net)(2)	(25,389)
Private sector	74,786

Total credit aggregates	49,398
Deposits
Local currency(3)	33,706
Foreign currency(4)	25,081

Total deposits	58,787

(1)	Includes securities offerings and cash advances from checking accounts of depository corporations.
(2)	Net claims on public sector of depository corporations.
(3)	Includes sight deposits, saving deposits, time deposits and other certificates in domestic currency of depository corporations.
(4)	Includes demand deposits, savings deposits and time deposits in foreign currency of depository corporations.

Source: Central Bank.

Public Sector Finances

In the three months ended March 31, 2015, the non-financial public sector surplus was U.S. $2.4 billion, or 5.1% of GDP. This surplus was largely attributable to increased current revenues driven by non-financial public sector spending.

The following tables provide information on the non-financial public sector accounts for the periods presented.

Consolidated Accounts of the Non-Financial Public Sector (NFPS)

(in millions of U.S. dollars, at current prices)

	For the three months ended March 31,
	2014	2015(1)
Primary balance:
Central government	2,705	1,497
Decentralized agencies	228	175
Local governments	663	1,133
State-owned enterprises	(26)	251

Primary NFPS	3,569	3,055
Interest payments:
External debt	220	213
Domestic debt	480	484

Total interest payments	699	696

Overall NFPS	2,879	2,359
Financing:
External	110	151
Domestic	(2,982)	(2,536)
Privatization	2	27

Total financing	(2,870)	(2,359)

(1)	Preliminary data.

Source: Central Bank.

Consolidated Accounts of the Non-Financial Public Sector (NFPS)

(as a percentage of GDP, at current prices)

	For the three months ended March 31,
	2014	2015(1)
Primary balance:
Central government	5.7	3.3
Decentralized agencies	0.5	0.4
Local governments	1.4	2.5
State-owned enterprises	(0.1)	0.5

Primary NFPS	7.5	6.7
Interest payments:
External debt	0.5	0.5
Domestic debt	1.0	1.1

Total interest payments	1.5	1.5

Overall NFPS	6.0	5.1
Financing:
External	0.2	0.3
Domestic	(6.2)	(5.5)
Privatization	—	0.1

Total financing	(6.0)	(5.1)

(1)	Preliminary data.

Source: Central Bank.

Central Government

In the three months ended March 31, 2015, total government revenues were U.S.$8.7 billion, or 19% of GDP, compared to U.S. $10 billion, or 20.9% of GDP, in the same period in 2014.

In the three months ended March 31, 2015, total government expenditures were U.S.$7.2 billion, or 15.8% of GDP, compared to U.S. $7.3 billion, or 15.3% of GDP, in the same period in 2014.

In the three months ended March 31, 2015, the primary surplus was U.S. $1.5 billion, or 3.3% of GDP, compared to U.S. $2.7 billion, or 5.7% of GDP, in the same period in 2014.

The following tables provide information regarding government accounts for the periods presented.

Central Government Accounts

(in millions of U.S. dollars, at current prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Fiscal revenue:
Current revenue:
Tax revenue:
Income tax	4,048	3,494
Capital gains tax	—	—
Taxes on goods and services	5,034	4,693
General Sales Tax	4,561	4,245
Excise taxes	473	449

Import tariffs	142	141
Other taxes	(597)	(705)

Total tax revenue	8,627	7,623
Non-tax revenue(2)	1,348	1,004

Total current revenue	9,975	8,627
Capital revenue	27	113

Total fiscal revenue	10,001	8,740
Expenditures:
Current non-financial expenditures:
Wages and salaries	2,169	2,153
Goods and services	1,426	1,472
Current transfers	1,884	1,746

Total current non-financial expenditures	5,480	5,371
Capital expenditures:
Fixed investment	970	745
Other	847	1,127
Of which:
Capital transfers	756	840
Total capital expenditures	1,817	1,872

Total expenditures	7,297	7,243
Fiscal balance:
Primary fiscal balance	2,705	1,497
Interest	645	647

Overall fiscal balance	2,059	850
Financing:
Foreign financing	(81)	169
Domestic financing	(1,981)	(1,046)
Privatization	2	27

Total financing	(2,059)	(850)

(1)	Preliminary data.
(2)	Includes transfers from state-owned enterprises and royalties from petroleum companies.

Source: Central Bank.

Central Government Accounts

(as a percentage of GDP, at current prices)

	For the three months ended March 31,
	2014(1)	2015(1)
Fiscal revenue:
Current revenue:
Tax revenue:
Income Tax	8.5	7.6
Capital gains tax	—	—
Taxes on goods and services:	10.5	10.2
General Sales Tax	9.5	9.2
Excise taxes	1.0	1.0
Import tariffs	0.3	0.3
Other taxes	(1.2)	(1.5)

Total tax revenue	18.0	16.6
Non-tax revenue(2)	2.8	2.2

Total current revenue	20.9	18.8
Capital revenue	0.1	0.2

Total fiscal revenue	20.9	19.0
Expenditures:
Current non-financial expenditures:
Wages and salaries	4.5	4.7
Goods and services	3.0	3.2
Current transfers	3.9	3.8

Total current non-financial expenditures	11.5	11.7
Capital expenditures:
Fixed investment	2.0	1.6
Other	1.8	2.5
Of which:
Capital transfers	1.6	1.8
Total capital expenditures	3.8	4.1

Total expenditures	15.3	15.8
Fiscal balance:
Primary fiscal balance	5.7	3.3
Interest	1.3	1.4

Overall fiscal balance	4.3	1.9
Financing:
Foreign financing	(0.2)	0.4
Domestic financing	(4.1)	(2.3)
Privatization	—	0.1

Total financing	(4.3)	(1.9)

(1)	Preliminary data.
(2)	Includes transfers from state-owned enterprises and royalties from petroleum companies.

Source: Central Bank.

Tax Regime

All government taxes in Peru are collected by the Superintendencia Nacional de Administración Tributaria, or SUNAT. SUNAT’s budget is determined primarily through a percentage-based funding mechanism that provides the agency with 1.6% of its domestic tax collections and with 1.5% of import tariffs.

The following table presents the composition of Peru’s tax revenues for the periods presented.

Tax Revenue of Peru (Central Government)

(as a percentage of total tax revenue)

	2014(1)	2015(1)
Income Tax
Individual	11.3	11.8
Corporate	29.1	28.1
Clearing	6.5	5.9

Total	46.9	45.8
Taxes on goods and services
Value-Added Tax	52.9	55.7
Fuel tax	2.1	2.2
Other	3.4	3.7

Total Excise Tax	5.5	5.9

Total taxes on goods and services	58.3	61.6
Import tariffs	1.6	1.8
Other taxes	5.0	4.0
Tax refund	(11.9)	(13.3)

Total	100.0	100.0

(1)	Reflects adjustments to reconcile estimated income tax withheld with actual income tax liabilities.

Source: Central Bank.

Public Sector Debt

Peru’s total public sector debt consists of foreign currency-denominated debt and nuevo sol-denominated debt. Peru’s total public external debt consists of loans from foreign creditors to the government, the Central Bank and public sector entities.

External Debt

As of March 31, 2015, taking account of swap agreements, 49.8% of public external debt was denominated in nuevos soles. As of March 31, 2015, public external debt totaled U.S. $19.9 billion, or 9.9% of GDP, compared to U.S. $18.7 billion, or 9.3% of GDP, as of December 31, 2014.

The following tables provide further information on public sector external debt as of the dates presented.

Public Sector External Debt

(in millions of U.S. dollars, except for percentages)

	As of March 31,
	2014	2015
Official non-reserves liabilities:
Public sector	18,739	19,947

Total official non-reserves liabilities	18,739	19,947

Total official liabilities	18,739	19,947
Total public sector external debt as % of GDP(1)	9.3	9.9
Total public sector external debt as % of total exports(1)	44.5	52.7

(1)	Peru does not include IMF credit use in reports of total public sector external debt. Debt ratios are calculated on the basis of Peru’s total official non-reserve liabilities.

Source: Central Bank.

Public Sector External Debt, Net of Reserves

(in millions of U.S. dollars, at current prices)

As March 31, 2015
Public sector external debt(1)	19,947
Gross international reserves of the Central Bank	(61,384)

Public sector external debt, net of reserves	(41,437)

(1)	Peru does not include IMF credit use in reports of total public sector external debt.

Source: Central Bank.

The following table provides information on capital flows from multilateral lenders for the periods presented.

Capital Flows from Multilateral Lenders

(in millions of U.S. dollars)

	As of March 31,
	2014	2015
World Bank:
Disbursements minus principal amortizations	(30.4)	304.9
Disbursements minus principal, interests and commissions	(36.5)	299.1
IADB:
Disbursements minus principal amortizations	(13.0)	(2.0)
Disbursements minus principal, interests and commissions	(27.0)	(15.6)

Source: Ministry of Economy and Finance (Dirección Nacional del Endeudamiento Público, or General Bureau of Public Debt and Treasury).

In March 2015, Peru issued U.S.$545 million in principal amount of its 5.625% U.S. Dollar-Denominated Global Bonds Due 2050 and approved a contingent credit facility with the World Bank for an amount of U.S.$400 million.

For the three months ended March 31, 2015, disbursements included U.S. $942.8 million for projects primarily in the economy and 2016 pre-financing.

The following tables summarize public sector external debt by creditor for the periods indicated.

Public Sector External Debt by Creditor(1)

(in millions of U.S. dollars, at current prices)

	As of March 31,
	2014	2015
Official creditors:
Multilateral debt:
IADB	1,997	2,088
World Bank	1,794	2,143
IFAD(2)	31	27
IMF	—	—
OPEC(3)	1	—
CAF	1,840	1,672
Other(4)	11	5

Total multilateral debt	5,673	5,935
Bilateral debt:
Paris Club	618	487
United States (Paris Club)	45	39
Latin America	4	2
East European countries and China	4	—
Japan (Paris Club)	1,319	1,094
Other countries	—	—

Total bilateral debt	1,989	1,622
Total official debt	7,662	7,557
Private creditors:
Banking	534	1,152
Suppliers	23	19

Total private sector debt	557	1,171
Bonds:
Brady + Global Bonds	10,520	11,219

Total bonds	10,520	11,219

Total public sector external debt	18,739	19,947

(1)	Medium- and long-term debt, excluding IMF financing.
(2)	Refers to the International Fund for Agricultural Development.
(3)	Refers to the Organization of Petroleum Exporting Countries.
(4)	Includes European Investment Bank (EIB) and Nordic Investment Bank (NIB).

Source: Ministry of Economy (Office of Public Credit).

Public Sector External Debt by Creditor(1)

(as a percentage of total public sector external debt)

As of March 31, 2015
Official creditors:
Multilateral debt:
IADB	10.5
World Bank	10.7
IFAD(2)	0.1
IMF	—
OPEC(3)	—

As of March 31, 2015
CAF	8.4
Other	—

Total multilateral debt	29.8
Bilateral debt:
Paris Club	2.4
United States	0.2
Latin America	—
East Europe countries and China	—
Japan	5.5
Other countries	—
Total bilateral debt	8.1

Total official debt	37.9
Private creditors:
Banking	5.8
Suppliers	0.1

Total private sector debt	5.9
Bonds:
Brady + Global Bonds	56.2

Total bonds	56.2

Total public sector external debt	100.0

(1)	Medium- and long-term debt, excluding IMF financing.
(2)	Refers to the International Fund for Agricultural Development.
(3)	Refers to the Organization of Petroleum Exporting Countries.

Source: Ministry of Economy (Office of Public Credit).

Public Sector External Debt Structure by Maturity Term

(in millions of U.S. dollars and as a percentage of total public sector external debt)(1)

As of March 31, 2015
Short-term debt	61
Medium- and long-term debt	19,947

Total	20,007
Short-term debt (as a % of total public sector external debt)	0.3
Medium- and long-term debt (as a % of total public sector external debt)	99.7

(1)	Includes Central Bank debt.

Source: Central Bank.

The following table provides public sector external debt by currency as of December 31, 2014 and March 31, 2015.

Summary of Public Sector External Debt by Currency(1)(2)

(in millions of U.S. dollars, except for percentages)

	As of December 31, 2014		As of March 31, 2015
	U.S.$	%	U.S.$	%
Currency
U.S. Dollar	17,594	89.0	17,786	89.2
Japanese yen	1,114	5.6	1,176	5.9
Special Drawing Rights (SDR)(3)	30	0.2	27	0.1
Euro	480	2.4	418	2.1
Swiss Franc	265	1.3	270	1.4
Nuevo sol(4)	280	1.4	270	1.4

Total	19,764	100.0	19,947	100.0

(1)	Exchange rate as of March 31, 2015.
(2)	Includes outstanding Cofide loans not guaranteed by Peru.
(3)	World Bank unit of account, based on a basket of national currencies.
(4)	IADB loans converted to nuevos soles.

Source: Ministry of Economy (Dirección General de Crédito Público (Office of Public Credit)).

The following table provides information regarding Peru’s public sector external debt service as of the dates presented.

Public Sector External Debt Service(1)

(in millions of U.S. dollars, except for percentages)

	As of March 31, 2014	As of March 31, 2015
Interest payments	245	253
Amortization	135	777

Total public sector external debt service	380	1,030
As % of total exports(2)	3.3	10.5
As % of total exports and workers’ remittances	3.1	9.8
As % of GDP	0.8	2.2
As % of total fiscal revenue	3.8	11.8

(1)	Medium-and long-term debt service; excludes Central Bank debt and excludes extraordinary financing and refinancing.
(2)	Includes exports of goods and services and investment income.

Source: Central Bank.

In the three months ended March 31, 2015, interest payments on public sector external debt was U.S. $253.0 million, or 2.2% of GDP. In that same period, Peru paid U.S. $29 million to international organizations, U.S. $7 million to Paris Club creditors, U.S. $201 million to holders of sovereign bonds, U.S. $1 million to holders of Brady bonds, and U.S. $15 million to other creditors.

Peru issued public sector external bonds in connection with the Brady restructuring. As of March 31, 2015 approximately U.S. $53.7 million in principal remained outstanding on the Brady Bonds.

Domestic Debt

The following table provides total public sector domestic debt, excluding intra-governmental debt, as of the dates presented.

Total Public Sector Domestic Debt

(in millions of U.S. dollars, at current prices)

	As of March 31,
	2014	2015
Long-term debt:
Banco de la Nación	781	972
Treasury bonds	16,145	17,947
Other	—	—

Total long-term debt	16,926	18,918
Short-term debt	1,311	1,170

Total	18,237	20,089
Total public sector domestic debt, as % of GDP	9.0	10.0

Source:	Central Bank.

Public Sector Domestic Bonds(1)

(in millions of U.S. Dollars, at current prices)

	As of March 31,
	2014	2015
Central Bank Capitalization bonds	—	66
Financial system support bonds	122	122
Debt exchange bonds	549	443
Pension recognition bonds	2,578	2,229
Sovereign bonds	12,896	15,087
Other bonds	—	—
Total	16,145	17,947

(1)	Excludes intra-government debt issued in the form of bonds.

Source: Central Bank.

Debt Record

For further information regarding Peru’s indebtedness outstanding as of the date of this prospectus supplement , see Annex A – Republic of Peru: Global Public Sector External Debt.

USE OF PROCEEDS

The proceeds from the sale of the bonds will be U.S.$            . The underwriting fee of U.S.$             will be paid separately by us, as described in “Underwriting”. We intend to use the proceeds of this offering to prefinance a portion of the general financial requirements for the year 2016.

DESCRIPTION OF THE BONDS

We will issue the bonds under Law No. 30,283 (Ley de Endeudamiento del Sector Público para el Año Fiscal 2015), Supreme Decree No. 230-2015-EF and Ministerial Resolution No. 258-2015-EF/52, or the Authorizing Regulations, issued in compliance with the requirements set forth in Law No. 28,563, as amended (Ley General del Sistema Nacional de Endeudamiento). The Spanish version of the Authorizing Regulations and its amendment can be obtained on the Ministry of Economy and Finance’s website at www.mef.gob.pe and an English translation thereof can be requested from such ministry using the contact information on the back cover of this prospectus supplement. The information contained in this section summarizes the material terms of the bonds and the Authorizing Regulations. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds. Therefore, you should refer to the Authorizing Regulations for a complete description of Peru’s obligations and your rights as a holder of the bonds in making your investment decision.

General

We will issue the bonds under an indenture, to be dated on or about August             , 2015, between us and The Bank of New York Mellon, as trustee.

Unless otherwise specified, references in this section to the “bonds” mean the U.S.$             bonds we are offering hereby. The information contained in this section and in the accompanying prospectus summarizes the material terms of the bonds and the indenture. Because this is a summary, it does not contain all of the information that may be important to you as a potential investor in the bonds. Therefore, you should read the indenture and the form of the bonds before making your investment decision. We have filed copies of these documents with the SEC and at the office of the trustee in New York City. Copies of the indenture and the form of the bonds will also be available from the Luxembourg paying agent at its address included on the inside back cover page.

Terms of the Bonds

The bonds will:

•	mature at par on , ;

•	bear interest at % per year, computed on the basis of a 360-day year of twelve 30-day months;

•	pay interest semiannually in arrears in equal installments on and of each year, commencing on , 2016;

•	not be redeemable before maturity and not be entitled to the benefit of any sinking fund;

•	be issued in fully registered form, without coupons, registered in the names of investors or their nominees in denominations of U.S.$1,000 and integral multiples of U.S.$1,000 in excess thereof;

•	be our direct, general, unconditional, unsubordinated and unsecured external indebtedness and rank equal in right of payment with all of our other existing and future unsecured and unsubordinated external indebtedness;

•	be represented by one or more global notes in fully registered form only, without coupons, registered in the name of a nominee of DTC. Beneficial ownership interests will be recorded only on, and transferred only through, the records maintained by DTC and its direct and indirect participants, including the depositaries for Euroclear and Clearstream; and

•	be available in definitive form only under certain limited circumstances.

Payments of Principal and Interest

We will pay on each bond:

•	principal and interest payable on any maturity date in U.S. dollars in immediately available funds to the person in whose name each bond is registered on its maturity date, upon presentation and surrender of the bond at the corporate trust office of the trustee or, subject to applicable laws and regulations, at the office of any paying agent; and

•	interest (other than interest payable on any maturity date), to the person in whose name the bond is registered at the close of business on the record date for the relevant interest payment date.

Because each bond will be represented by one or more global notes and beneficial interests in the bonds may not be exchanged for bonds in physically-certificated form except in limited circumstances, we will make payments of principal and interest on each bond by directing the trustee to make a wire transfer of U.S. dollars to DTC or its nominee as the registered owner of the bonds, which will receive the funds for distribution to the beneficial owners. Upon receipt of any payment of principal of or interest on the bonds, DTC will credit the appropriate DTC participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such bonds as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in bonds held through such participants will be the responsibility of such participants. Each beneficial owner should contact the institution through which it intends to hold its beneficial interest in the bonds to determine how payments of principal or interest on those bonds will be credited to its account.

Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the bonds or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail, or direct the trustee to mail, a check to the holder of the affected bonds, on or before the due date for the payment at the address that appears on the security register maintained by the trustee on the applicable record date.

The record date with respect to any interest payment date will be the 15th day prior to that interest payment date, whether or not that record date is also a business day.

Any payment of principal or interest required to be made on a payment date that is not a business day may be made on the next business day with the same force and effect as if made on that payment date, and no interest will accrue with respect to the payment for the period from and after that payment date.

Pending payment of principal or interest on the bonds that becomes due, the trustee shall hold in trust, for the benefit of the beneficial owners of the bonds, the amounts transferred by us to the trustee for such purpose. Any moneys held by the trustee in respect of the bonds, and remaining unclaimed for two years after such amounts shall have become due and payable must be returned by the trustee to us, and the holders of such bonds, shall thereafter look only to us for any payment to which such holders may be entitled.

We may acquire any of the bonds, in any manner and at any price, and may hold them, resell them, or surrender them to the trustee for cancellation. The bonds we acquire may be re-issued or resold only in compliance with the Securities Act and other applicable laws.

Paying Agent and Transfer Agent

Until the bonds are paid, we will maintain a paying agent, a registrar and a transfer agent in New York City. The Bank of New York Mellon will act as our paying agent.

We will apply to admit the bonds for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market. In addition, we will maintain a paying agent and a transfer agent in Luxembourg so long as the bonds are admitted to trading on the Euro MTF Market, and the rules of the Luxembourg Stock Exchange so require. We have initially appointed The Bank of New York Mellon (Luxembourg) S.A. to serve as our Luxembourg paying agent and Luxembourg transfer agent.

We may at any time appoint additional or replacement paying agents, transfer agents and registrars. We will promptly provide notice, as described under “Notices” below, of the termination or appointment of, or of any change in the office of, any paying agent or transfer agent.

You may contact the paying agents or the transfer agents at the addresses listed on the inside back cover page of this prospectus supplement.

Additional Amounts

We will pay all principal and interest on the bonds without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by Peru, or by any political subdivision of or any taxing authority in Peru, except as required by law. If we are required by law to make any such withholding or deduction, we will pay such additional amounts as may be necessary to ensure that the net amounts a holder receives after such withholding or deduction shall equal the amount that such holder would have received in the absence of such withholding or deduction. We will not, however, pay any additional amounts if a holder is subject to such withholding or deduction due to one of the following reasons:

•	the holder or beneficial owner of a bond having some present or former connection with Peru other than merely being a holder or beneficial owner of the bond or receiving payments of any nature on the bond or enforcing its rights in respect of the bond;

•	the failure of the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction; provided that (x) we or our agent have provided the holders with at least 60 days’ prior written notice of an opportunity to satisfy such a requirement, and (y) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•	the holder or beneficial owner of a bond, or any other person through which the holder or beneficial owner holds a bond, having presented the bond for payment (where such presentation is required) more than 30 days after the Relevant Date (as defined below), except to the extent that the holder or beneficial owner or such other person would have been entitled to additional amounts on presenting the bond for payment on any date during such 30-day period.

In addition, no additional amounts shall be payable in respect of any payment on a bond to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment, to the extent the beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to receive payment of the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such bond.

As used herein, “Relevant Date” in respect of any bond means the date on which payment in respect thereof first becomes due or, if the full amount of the money payable has not been received by the trustee on or prior to such due date, the date on which notice is duly given to the holders (in the manner described under “Notices” below) that such monies have been so received and are available for payment.

Any reference to “principal” and/or “interest” hereunder or in the indenture shall be deemed to include any additional amounts which may be payable as described above.

Collective Action Clauses

The bonds contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the bonds, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of bonds of the relevant series. These collective action clauses are described below.

Meetings, Amendments and Waivers — Collective Action

Peru may call a meeting of the holders of bonds at any time to consider any matter regarding the indenture or the bonds. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of bonds if the holders of at least 10% in principal amount of all bonds then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of bonds pursuant to written action with the consent of the requisite percentage of bonds. The trustee will solicit the consent of the relevant holders to the modification not less than ten and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the bonds with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the bonds.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”):

•	change the date on which any amount is payable on the bonds;

•	reduce the principal amount (other than in accordance with the express terms of the bonds and the indenture) of the bonds;

•	reduce the interest rate applicable to the bonds;

•	change the method used to calculate any amount payable on the bonds (other than in accordance with the express terms of the bonds and the indenture);

•	change the currency or place of payment of any amount payable on the bonds;

•	modify Peru’s obligation to make any payments on the bonds (including any redemption price therefor);

•	change the identity of the obligor under the bonds;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•	authorize the trustee, on behalf of all holders of the bonds, to exchange or substitute all the bonds for, or convert all the bonds into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the bonds.

A change to a reserved matter, including the payment terms of the bonds, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•	where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•	where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification”, the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•	a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•	if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Further Issues

Without your consent, we may issue additional debt securities with the same terms and conditions as the outstanding bonds, except for the issue date, issue price and amount of first interest payment, and we may consolidate the additional debt securities to form a single series with the outstanding bonds.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the bonds are admitted for listing on the Official List of the Luxembourg Stock Exchange and for trading on the Euro MTF Market of the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu). We expect that we will initially make such publication in the Luxemburger Wort. If publication is not practicable, notices will be validly given if in accordance with the rules of the Luxembourg Stock Exchange.

Book-Entry, Delivery and Form

The certificates representing the bonds will be issued in the form of one or more global notes, which we refer to in this prospectus supplement as the “global notes”. Each global note will be deposited with or on behalf of DTC and registered in the name of DTC or its nominee. Except as described below, a global note may be transferred in whole and not in part and only to DTC or its other nominees.

Ownership of beneficial interests in the global notes will be limited to “participants” who have accounts with DTC or persons who hold interests through participants. Ownership of beneficial interests in the global notes will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee with respect to interests of participants and the records of participants with respect to interests of persons other than participants.

So long as DTC, or its nominee, is the registered owner or holder of the global notes, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the bonds represented by the global notes for all purposes under the indenture and the bonds. No beneficial owner of an interest in any global note may transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture and, if applicable, those of Euroclear and Clearstream. Payments of the principal of, and interest on, the global notes will be made to DTC or its nominee, as the case may be, as the registered owner of the global notes.

Definitive Securities

We will issue bonds in definitive form in exchange for global notes only if:

•	we notify the depositary that it will no longer be the depositary for the bonds, the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary or is ineligible to act as depositary, and, if the depositary is located in the United States, we do not appoint a successor depositary within 90 days;

•	the depositary is located outside the United States and such depositary closes for a continuous period of 14 days (other than by reason of holidays, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so; or

•	we determine not to have any of the bonds represented by a global note.

If we issue definitive securities, they will have the same terms and authorized denominations as the global note. You may present definitive securities for transfer or exchange at the corporate trust office of the trustee in New York City, or at the office of any paying agent, according to the procedures in the indenture. When you surrender a definitive security for transfer or exchange, the trustee will authenticate and deliver to you a security or securities of the appropriate form and denomination and of the same aggregate principal amount as the security you are surrendering.

If any definitive security becomes mutilated, destroyed, lost or stolen you can have it replaced by delivering the security or the evidence of its loss, theft or destruction to the trustee or the Luxembourg paying and transfer agent. You will be required to indemnify the trustee and us before any replacement definitive security will be issued. All expenses, including our and the trustee’s reasonable legal fees and expenses, associated with obtaining such indemnity and in issuing the new definitive security will be borne by the owner of the mutilated, destroyed, lost or stolen, definitive security. Upon satisfaction of the foregoing conditions, you will receive from the trustee or the Luxembourg transfer agent a replacement definitive security.

The trustee may require you to pay a fee sufficient to cover any stamp or other tax or governmental charge required to be paid with any transfer, exchange or negotiation.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR UNITED STATES PERSONS

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of the bonds as of the date hereof. Except where noted, this summary deals only with bonds that are held as capital assets (generally, held for investment) by a U.S. Holder (as defined below) who acquired the bonds upon original issuance at their initial offering price.

A “U.S. Holder” means a beneficial owner of the bonds that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions all as in effect on the date hereof. Those authorities may be changed, perhaps retroactively, or subject to different interpretation, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxes and does not deal with the effects of the Medicare contribution tax on net investment income or foreign, state, or local or other tax considerations that may be relevant to U.S. Holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

•	tax consequences to U.S. Holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes, tax-exempt entities or insurance companies;

•	tax consequences to U.S. Holders holding the bonds as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to U.S. Holders whose “functional currency” is not the United States dollar; or

•	alternative minimum, estate or gift tax consequences, if any.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds the bonds, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the bonds, you should consult your own independent tax advisors.

If you are considering the purchase of the bonds, you should consult your own independent tax advisors concerning the particular United States federal income tax consequences to you of the ownership of the bonds, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

Payments of Interest

Interest (including additional amounts, if any) on a bond generally will be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. Interest income on a bond (including any additional amounts) generally will constitute foreign source income and for purposes of the United States foreign tax credit, generally will be considered “passive category income.” You may be entitled to deduct or credit any foreign income taxes withheld from the interest payments you receive, subject to certain limitations (including that the election to deduct or credit foreign income taxes applies to all of your foreign income taxes for a particular tax year). You generally will be denied a foreign tax credit for any foreign income taxes imposed with respect to the bonds where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Sale, Exchange, Retirement or other Taxable Disposition of Bonds

Upon the sale, exchange, retirement or other taxable disposition of a bond, you will recognize gain or loss equal to the difference between the amount realized upon the sale, exchange, retirement or other taxable disposition of the bond (less an amount equal to any accrued and unpaid interest, which will be taxable as interest income to the extent not previously included in income) and your tax basis in the bond. Your tax basis in a bond will, in general, be your United States dollar cost for that bond. Your gain or loss will be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange, retirement or other taxable disposition, you have held the bond for more than one year. Long-term capital gains of individuals and certain other non-corporate U.S. Holders are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations. Gain or loss realized by you on the sale, exchange, retirement or other taxable disposition of a bond generally would be treated as United States source gain or loss for purposes of the United States foreign tax credit limitations.

Backup Withholding and Information Reporting

Generally, information reporting requirements will apply to all payments we make to you and the proceeds from a sale of a bond paid to you, unless you are an exempt recipient. Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is furnished in a timely manner to the Internal Revenue Service.

PERU TAXATION

The following is a general summary of the material consequences under Peruvian tax law, as currently in effect, of an investment by a “foreign holder” in debt securities issued by Peru. For this purpose, “foreign holder” means either: (i) an individual who is neither a resident nor domiciled in Peru or (ii) a legal entity that is not incorporated under the laws of Peru, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Peru. For purposes of Peruvian taxation, an individual holder is deemed a resident of Peru if such individual has remained in Peru for more than 183 days within any 12-month period, obtaining the status of resident on January 1 of the following year.

Peruvian income tax law establishes that a foreign holder is subject to income tax only on income from Peruvian sources. For this purpose, income from a Peruvian source means, among others: (i) earnings from capital, interest, commissions, bonuses and other additional sums to the agreed interest for loans, credits or other financial operations, when capital is located or economically used in Peru, or when the payer is domiciled in Peru; (ii) earnings obtained by the sale, redemption or recovery of bonds, when the issuing entity is organized or established in Peru; and (iii) interest from debentures, when the issuing entity is organized in Peru, regardless of the location of the issuance or the security for such debentures. A foreign holder of debt securities generally will not be liable for estate, gift, inheritance or similar taxes with respect to such debt securities.

Under Peruvian income tax law, interest and capital gains originating from the following instruments are not subject to any withholding tax or income tax: (i) installments of the Public Treasury issued by the Republic of Peru; or (ii) debt securities issued by the Republic of Peru either (a) under the Market Makers Program or under any substitute mechanism that may replace it, or (b) in the international market from 2003 onwards; or (iii) obligations of the Central Reserve Bank of Peru, except those originating from reserve deposits of credit granting institutions; or (iv) the direct or indirect alienation of the underlying securities in Exchange Traded Funds which replicate indexes based on national investment instruments, when said alienation takes place for (a) the creation of Exchange Traded Funds, or (b) the cancellation of Exchange Traded Funds, or (c) the managing of Exchange Traded Funds’ assets.

According to the paragraph above, under Peruvian income tax law, interest and capital gains from the bonds will not be subject to any withholding tax or income tax.

EUROPEAN UNION DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

Under Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments, each European Union (“EU”) member state (each an “EU Member State”) is required to provide to the tax or other relevant authorities of another EU Member State details of payments of interest or other similar income made by a person within its jurisdiction to an individual or certain other types of person resident in that other EU Member State; however, for a transitional period, Austria has instead opted to apply a withholding system in relation to such payments, deducting tax at the rate of 35%, unless during that period it elects otherwise. The transitional period is to terminate following agreement by certain non-EU countries to the exchange of information relating to such payments. A number of non-EU countries, and certain dependent or associated territories of certain EU Member States, have agreed to adopt similar measures (either provision of information or transitional withholding).

On March 24, 2014, the Council of the European Union adopted a directive amending Council Directive 2003/48/EC (the “Amending Directive”), which, if implemented, would amend and broaden the scope of the requirements above. EU Member States have until January 1, 2016 to adopt the national legislation necessary to comply with this amending directive.

The European Commission has proposed that Council Directive 2003/48/EC should be repealed generally with effect from January 1, 2016 or, in the case of Austria, from January 1, 2017, in order to avoid overlap with Council Directive 2011/16/EU on administrative cooperation in the field of taxation (as amended by Council Directive 2014/107/EU), pursuant to which EU Member States will be required to apply new measures on mandatory automatic exchange of information. The proposal also provides that, if it proceeds, EU Member States will not be required to apply the new requirements of the Amending Directive. Investors who are in any doubt as to their position should consult their professional advisors.

UNDERWRITING

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as underwriters of the offering.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the principal amount of bonds set forth opposite the underwriter’s name.

Underwriter	Principal Amount of Bonds
Citigroup Global Markets Inc.	U.S.$
J.P. Morgan Securities LLC	U.S.$

Total	U.S.$

The underwriting agreement provides that the obligations of the underwriters to purchase the bonds included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the bonds if they purchase any of the bonds.

The underwriters have advised Peru that they propose to first offer the bonds to the public at the public offering price set forth on the cover page of this prospectus supplement. After this first public offering, the public offering price may be changed.

The following table shows the underwriting fee that we will pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the bonds).

Paid by Peru
Per bond	%

In connection with the offering, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may purchase and sell bonds in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves syndicate sales of bonds in excess of the principal amount of bonds to be purchased by the underwriters in the offering, which creates a syndicate short position. Syndicate covering transactions involve purchases of the bonds in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing transactions consist of certain bids or purchases of bonds made for the purpose of preventing or retarding a decline in the market price of the bonds while the offering is in progress.

Any of these activities may have the effect of preventing or retarding a decline in the market price of the bonds. They may also cause the price of the bonds to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

In the underwriting agreement we have agreed to reimburse the underwriters for certain of their out-of-pocket expenses incurred on our behalf in connection with the offering, if any. We estimate that our share of the total expenses of the offering, excluding underwriting fee, will be approximately U.S.$            .

In the underwriting agreement we have also agreed, from the date of this prospectus supplement through the period ending 15 days after the settlement date, to ensure that none of our dollar-denominated debt securities (other than debt securities with a maturity of one year or less) are placed or sold in the international capital markets, directly or indirectly on our behalf, in any manner which might, in the reasonable opinion of the underwriters, have a detrimental effect on the successful offering and distribution of the bonds offered hereby, unless the underwriters otherwise agree in writing.

The underwriters and their affiliates have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities, as further described in the underwriting agreement.

European Economic Area

This prospectus supplement has been prepared on the basis that all offers of bonds will be made pursuant to an exemption under the Prospectus Directive, as implemented in Member States of the European Economic Area (“EEA”), from the requirement to produce a prospectus for offers of securities. Accordingly any person making or intending to make any offer within the EEA of bonds which are the subject of the placement contemplated in this prospectus supplement should only do so in circumstances in which no obligation arises for Peru or any of the underwriters to produce a prospectus for such offer. Neither Peru nor the underwriters have authorized, nor do they authorize, the making of any offer of bonds through any financial intermediary, other than offers made by underwriters which constitute the final placement of bonds contemplated in this prospectus supplement.

In relation to each Member State of the EEA which has implemented the Prospectus Directive (each, a “Relevant Member State”), an offer to the public of any bonds may not be made in that Relevant Member State except under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

•	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•	to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•	at any time to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining prior consent of the relevant representatives of any such offer; or

•	in any other circumstances which do not require the publication by Peru of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

For the purposes of this section, the expression an “offer of bonds to the public” in relation to any bonds in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the bonds to be offered so as to enable an investor to decide to purchase or subscribe to the bonds, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

Peru

The offer of the bonds, this prospectus supplement and the bonds have not been, and will not be, registered with the Peruvian Superintendency of Capital Markets (Superintendencia de Mercado de Valores). The offer of the bonds in Peru is not considered a public offering and will not be launched in Peru except in circumstances which do not constitute a public offering or distribution under Peruvian laws and regulations. This notice is for informative purposes and it does not constitute a public offering of any kind.

United Kingdom

This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

•	it has only communicated or caused to be communicated, and will only communicate or cause to be communicated any invitation or inducement to engage in investment activities (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of bonds in circumstances in which Peru is not subject to the provisions of Section 21(1) of the FSMA; and

•	it has complied and will comply with all applicable FSMA provisions with respect to anything done by it in relation to the bonds in or from the United Kingdom or otherwise involving the United Kingdom.

VALIDITY OF THE BONDS

Hernández & Cía. Abogados, Peruvian counsel to Peru, and Simpson Thacher & Bartlett LLP, New York, United States counsel to Peru will pass upon the validity of the bonds for Peru. Shearman & Sterling LLP, New York, United States counsel to the underwriters, will pass upon certain United States legal matters for the underwriters and Miranda & Amado Abogados, Peruvian counsel to the underwriters, will pass upon certain Peruvian legal matters for the underwriters.

GENERAL INFORMATION

Authorization

We have obtained, or will obtain before the issue date, all consents and authorizations that are necessary under Peruvian law for:

•	the issuance of the bonds; and

•	the performance of our obligations under the bonds and the indenture.

In particular, we will issue the bonds under Law No. 30,283 authorizing, among other things, the maximum amount of indebtedness we may incur in the 2015 fiscal year, published on December 4, 2014, Supreme Decree No. 230-2015-EF determining the principal amount of the bonds to be issued, published on August 18, 2015, and Ministerial Resolution No. 258-2015-EF/52 authorizing this prospectus supplement and certain agreements relating to the issuance of the bonds, published on August 18, 2015.

Clearing

We have applied to have the bonds accepted into DTC’s book-entry settlement system. Euroclear and Clearstream have accepted the bonds for clearance through their clearance systems. The clearing reference codes for the bonds are:

CUSIP	ISIN	Common Code

Luxembourg

This prospectus supplement, the accompanying prospectus, the indenture and the form of the bonds will be available, free of charge, from the Luxembourg paying agent at its address included on the inside back cover page to this prospectus supplement.

Where You Can Find More Information

We have filed with the SEC a registration statement under the Securities Act covering the bonds. This prospectus supplement and the accompanying prospectus do not contain all of the information included in the registration statement. Any statement made in this prospectus supplement or the accompanying prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

We are not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. We commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with our fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. We may also file amendments on Form 18-K/A to our annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus supplement and accompanying prospectus relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, the registration statement.

You can request copies of these documents by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

SEC Public Reference

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Peru’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

Except as disclosed in this prospectus supplement, since June 30, 2015, there has been no material adverse change in the revenues or expenditures, or financial position, of Peru.

.

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
Paris Club	06/01/79	Germany	KFW	EURO	Fixed	0.00	2.00	2,229	1 Y
Paris Club	06/01/79	Germany	KFW	EURO	Fixed	0.00	3.00	1,050	1 Y
Paris Club	12/18/85	Germany	KFW	EURO	Fixed	0.00	2.00	280	1 Y
Paris Club	08/30/84	Germany	KFW	EURO	Fixed	0.00	2.00	434	1 Y
Paris Club	08/30/84	Germany	KFW	EURO	Fixed	0.00	3.00	126	1 Y
Paris Club	01/30/84	Germany	KFW	EURO	Fixed	0.00	2.00	84	1 Y
Paris Club	12/22/86	Germany	KFW	EURO	Fixed	0.00	2.00	841	2 Y
Paris Club	01/13/89	Germany	KFW	EURO	Fixed	0.00	2.00	610	5 Y
Paris Club	12/06/93	Germany	KFW	EURO	Fixed	0.00	0.75	3,557	19 Y
Paris Club	12/06/93	Germany	KFW	EURO	Fixed	0.00	2.00	6,074	9 Y
Paris Club	12/06/93	Germany	KFW	EURO	Fixed	0.00	3.00	4,020	9 Y
Paris Club	05/27/94	Germany	KFW	EURO	Fixed	0.00	0.75	3,650	20 Y
Paris Club	05/27/94	Germany	KFW	EURO	Fixed	0.00	3.00	2,535	10 Y
Paris Club	12/19/94	Germany	KFW	EURO	Fixed	0.00	3.00	9,574	10 Y
Paris Club	11/15/95	Germany	KFW	EURO	Fixed	0.00	0.75	1,965	21 Y
Paris Club	08/13/96	Germany	KFW	EURO	Fixed	0.00	0.75	16,178	22 Y
Paris Club	08/13/96	Germany	KFW	EURO	Fixed	0.00	2.00	14,111	12 Y
Paris Club	02/13/97	Germany	KFW	EURO	Fixed	0.00	0.75	4,149	23 Y
Paris Club	04/01/99	Germany	KFW	EURO	Fixed	0.00	2.00	1,196	15 Y
Paris Club	05/20/97	Germany	KFW	EURO	Fixed	0.00	3.10	1,071	3 Y
Paris Club	01/28/98	Germany	KFW	EURO	Fixed	0.00	0.75	4,320	24 Y
Paris Club	01/28/98	Germany	KFW	EURO	Fixed	0.00	2.00	1,846	14 Y
Paris Club	03/19/98	Germany	KFW	EURO	Fixed	0.00	0.75	6,389	24 Y
Paris Club	01/28/98	Germany	KFW	EURO	Fixed	0.00	2.00	5,281	14 Y
Paris Club	07/01/98	Germany	KFW	EURO	Fixed	0.00	2.00	5,700	14 Y
Paris Club	10/07/98	Germany	KFW	EURO	Fixed	0.00	2.00	7,847	14 Y
Paris Club	05/10/99	Germany	KFW	EURO	Fixed	0.00	2.00	2,653	15 Y
Paris Club	07/20/99	Germany	KFW	EURO	Fixed	0.00	2.00	6,111	15 Y
Paris Club	11/24/99	Germany	KFW	EURO	Fixed	0.00	0.75	8,288	25 Y
Paris Club	11/24/99	Germany	KFW	EURO	Fixed	0.00	2.00	4,204	15 Y
Paris Club	10/25/00	Germany	KFW	EURO	Fixed	0.00	2.00	3,518	16 Y
Paris Club	05/16/02	Germany	KFW	EURO	Fixed	0.00	2.00	1,035	18 Y
Paris Club	05/16/02	Germany	KFW	EURO	Fixed	0.00	2.00	4,351	18 Y
Paris Club	06/18/04	Germany	KFW	EURO	Fixed	0.00	2.00	5,466	20 Y
Paris Club	12/17/04	Germany	KFW	EURO	Fixed	0.00	3.00	2,591	20 Y
Paris Club	12/17/04	Germany	KFW	EURO	Fixed	0.00	2.00	1,982	20 Y
Paris Club	12/02/05	Germany	KFW	US$	Fixed	0.00	5.20	6,535	3 Y
Paris Club	11/03/06	Germany	KFW	EURO	Fixed	0.00	2.00	12,316	22 Y
Paris Club	11/03/06	Germany	KFW	US$	Fixed	0.00	5.25	9,424	4 Y
Paris Club	11/03/06	Germany	KFW	EURO	Fixed	0.00	3.00	5,785	22 Y
Paris Club	12/15/06	Germany	KFW	EURO	Fixed	0.00	2.00	3,533	22 Y
Paris Club	08/28/07	Germany	KFW	EURO	Fixed	0.00	2.00	2,178	23 Y
Paris Club	01/30/08	Germany	KFW	EURO	Fixed	0.00	3.64	32,574	8 Y
Paris Club	11/17/08	Germany	KFW	EURO	Fixed	0.00	3.38	14,799	9 Y
Paris Club	02/06/09	Germany	KFW	EURO	Fixed	0.00	3.77	14,251	7 Y
Paris Club	03/31/10	Germany	KFW	US$	Fixed	0.00	5.46	42,000	11 Y
Paris Club	08/09/10	Germany	KFW	EURO	Fixed	0.00	2.00	1,113	26 Y
Paris Club	12/09/10	Germany	KFW	EURO	Fixed	0.00	3.29	49,330	14 Y
Paris Club	12/15/11	Germany	KFW	EURO	Fixed	0.00	3.00	21,924	15 Y
Paris Club	12/15/11	Germany	KFW	EURO	Fixed	0.00	3.00	38,368	16 Y
Paris Club	12/15/11	Germany	KFW	EURO	Fixed	0.00	3.00	23,021	16 Y
Paris Club	12/31/10	Germany	KFW	EURO	Fixed	0.00	2.00	5,375	26 Y
Paris Club	12/17/12	Germany	KFW	EURO	Fixed	0.00	2.00	1,630	28 Y
Paris Club	02/28/13	Germany	KFW	EURO	Fixed	0.00	1.95	11,088	11 Y
Paris Club	11/07/14	Germany	KFW	EURO	Fixed	0.00	1.91	16,443	18 Y
Paris Club	05/20/97	Belgium	Government of the Kingdom of Belgium	EURO	0.00%	0.00	0.00	798	3 Y
Paris Club	05/20/97	Belgium	Government of the Kingdom of Belgium	EURO	0.00%	0.00	0.00	692	4 Y

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
Paris Club	01/01/97	United States	PL 480	US$	Fixed	0.00	3.26	2,950	3 Y
Paris Club	01/01/97	United States	PL 480	US$	Fixed	0.00	3.26	1,671	4 Y
Paris Club	08/06/98	United States	PL 480	US$	Fixed	0.00	4.00	5,350	14 Y
Paris Club	07/28/00	United States	PL 480	US$	Fixed	0.00	2.50	2,564	16 Y
Paris Club	06/19/01	United States	PL 480	US$	Fixed	0.00	1.00	6,340	17 Y
Paris Club	04/12/02	United States	PL 480	US$	Fixed	0.00	1.00	6,674	18 Y
Paris Club	08/30/04	United States	PL 480	US$	Fixed	0.00	1.00	4,589	20 Y
Paris Club	09/19/06	United States	PL 480	US$	Fixed	0.00	1.00	7,556	22 Y
Paris Club	09/18/08	United States	PL 480	US$	Fixed	0.00	4.00	940	1 Y
Paris Club	03/21/07	France	Banco Bilbao Vizcaya Argentaria S.A.	EURO	Commercial Interest Reference Rate	0.00	Variable	1,558	5 Y
Paris Club	04/17/97	France	Banque de France	EURO	Fixed	0.00	3.50	2,171	3 Y
Paris Club	04/17/97	France	Banque de France	EURO	Fixed	0.00	3.50	1,265	3 Y
Paris Club	04/17/97	France	Banque de France	EURO	Fixed	0.00	3.50	6,951	4 Y
Paris Club	01/05/94	France	French Treasury	EURO	Fixed	0.00	4.00	255	2 Y
Paris Club	08/29/95	France	French Treasury	EURO	Fixed	0.00	3.00	115	10 Y
Paris Club	08/29/95	France	French Treasury	EURO	Fixed	0.00	3.00	4,254	10 Y
Paris Club	12/05/95	France	French Treasury	EURO	Fixed	0.00	3.40	985	6 Y
Paris Club	12/05/95	France	French Treasury	EURO	Fixed	0.00	3.40	989	5 Y
Paris Club	03/05/07	France	French Treasury	EURO	Fixed	0.00	0.80	5,625	20 Y
Paris Club	07/23/09	Japan	Government of Japan	¥	Fixed	0.00	0.17	4,013	3 Y
Paris Club	11/23/98	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	5.60	7,457	4 Y
Paris Club	11/23/98	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	5.60	30,449	4 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	2.20	13,332	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	2.15	3,346	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.60	3,500	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	2.30	1,721	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.95	2,125	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.60	1,420	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.55	3,534	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.60	3,516	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.70	3,249	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.80	3,491	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.60	3,455	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.50	2,577	5 Y
Paris Club	09/26/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	1.50	4,184	5 Y
Paris Club	12/15/99	Japan	Japan Bank for International Cooperation	¥	Fixed	0.00	2.10	36,154	2 Y
Paris Club	03/27/96	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	3.00	40,849	12 Y
Paris Club	09/24/96	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.50	33,875	7 Y
Paris Club	09/24/96	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.10	4,199	7 Y
Paris Club	09/24/96	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.70	81,824	7 Y
Paris Club	09/24/96	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.30	12,854	7 Y
Paris Club	11/23/98	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	4.10	10,406	3 Y
Paris Club	11/23/98	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	4.10	23,122	4 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	11,636	10 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	1,355	25 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	25,611	10 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	43,097	25 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	9,058	10 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.20	26,145	10 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	5,516	25 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	2.20	59,807	10 Y
Paris Club	04/09/99	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	19,893	25 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	20,935	11 Y

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	1,866	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	11,895	11 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	4,071	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	717	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	357	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	10,747	11 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	946	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	10,043	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	498	26 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	107,847	11 Y
Paris Club	09/04/00	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.75	27,155	26 Y
Paris Club	12/04/06	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.50	48,048	17 Y
Paris Club	12/04/08	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.40	43,211	9 Y
Paris Club	12/04/08	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	8,400	9 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.80	11,867	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.40	17,731	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	6,035	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.80	3,479	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	2,371	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.80	25,056	10 Y
Paris Club	03/26/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	7,261	10 Y
Paris Club	09/28/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.80	29,248	20 Y
Paris Club	09/28/09	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	16,375	20 Y
Paris Club	03/15/10	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.40	84,090	21 Y
Paris Club	03/30/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.71	6,478	23 Y
Paris Club	03/30/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	3,608	23 Y
Paris Club	03/30/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	1,080	23 Y
Paris Club	10/12/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	2,802	13 Y
Paris Club	10/12/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.60	39,884	13 Y
Paris Club	10/12/12	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	1,320	13 Y
Paris Club	01/09/13	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	1.70	84	24 Y
Paris Club	01/09/13	Japan	Japan International Cooperation Agency	¥	Fixed	0.00	0.01	1,945	24 Y
Paris Club	07/13/78	Netherlands	Nederlanse Investiringsbank Voor Ontwikellingslande (NIO)	EURO	Fixed	0.00	0.75	799	14 Y
Paris Club	08/30/79	Netherlands	Nederlanse Investiringsbank Voor Ontwikellingslande (NIO)	EURO	Fixed	0.00	0.75	2,651	12 Y
Paris Club	01/12/87	Netherlands	Nederlanse Investiringsbank Voor Ontwikellingslande (NIO)	EURO	Fixed	0.00	2.50	649	3 Y
International Organizations	07/14/95	1.8061	European Investment Bank	US$	Fixed	0.00	6.73	1,635	1 Y
International Organizations	07/14/95	1.8061	European Investment Bank	US$	Fixed	0.00	7.06	104	1 Y
International Organizations	02/08/68	5-CD-PE	Inter-American Development Bank	CAN$	No Interest	0.00	0.00	9	4 Y
International Organizations	12/05/95	958-SF-PE	Inter-American Development Bank	US$	Fixed	0.00	2.00	11,957	11 Y
International Organizations	10/03/98	1128-OC-PE	Inter-American Development Bank	US$	Adjustable rate based , single currency	0.50	Variable	12,273	9 Y
International Organizations	01/27/99	1137-OC-PE	Inter-American Development Bank	US$	Six-Month LIBOR for U.S.$	0.00	Variable	51,020	5 Y
International Organizations	02/25/04	1501-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	31,570	15 Y
International Organizations	03/25/04	1534-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	11,532	14 Y
International Organizations	11/29/04	1539-OC-PE/PPF	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	143	2 Y
International Organizations	02/28/05	1591-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	8,340	10 Y
International Organizations	03/15/05	1586-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	8,284	10 Y
International Organizations	01/20/05	1601-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	3,113	10 Y
International Organizations	12/08/05	1696-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	2,000	11 Y
International Organizations	04/02/06	1657-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	35,769	12 Y
International Organizations	07/19/06	1663-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	22,228	17 Y
International Organizations	12/14/06	1805-OC-PE	Inter-American Development Bank	S/.	Local currency facility	0.95	6.48	48,046	5 Y
International Organizations	12/14/06	1805-OC-PE	Inter-American Development Bank	S/.	Local currency facility	0.95	6.69	77,735	5 Y
International Organizations	12/14/06	1805-OC-PE	Inter-American Development Bank	S/.	Local currency facility	0.95	6.14	27,472	5 Y
International Organizations	12/14/06	1805-OC-PE	Inter-American Development Bank	S/.	Local currency facility	0.95	5.19	31,714	5 Y
International Organizations	04/16/07	1810-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	40,079	13 Y
International Organizations	08/21/07	1827-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	83,081	13 Y

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
International Organizations	02/22/08	1836-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	2,472	13 Y
International Organizations	12/05/08	1915-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.50	Variable	43,001	19 Y
International Organizations	02/06/09	2045-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	23,157	14 Y
International Organizations	06/16/09	1878/OC-PE-1	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	503,580	14 Y
International Organizations	11/16/09	2092-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	11,492	15 Y
International Organizations	11/18/09	2118-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	100,000	15 Y
International Organizations	11/18/09	2118-OC-PE	Inter-American Development Bank	S/.	Local currency facility	0.95	5.395	44,766	5 Y
International Organizations	02/17/10	2166-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	8,124	20 Y
International Organizations	12/11/09	2218-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	20,000	15 Y
International Organizations	12/18/09	2234-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	50,000	15 Y
International Organizations	01/26/10	2269-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	935	16 Y
International Organizations	07/20/10	2303-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	4,439	21 Y
International Organizations	08/23/10	2325-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	50,000	16 Y
International Organizations	10/27/10	2413-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	16 Y
International Organizations	11/15/10	2417-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	16 Y
International Organizations	12/01/10	2449-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	50,000	16 Y
International Organizations	12/02/10	2455-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	16 Y
International Organizations	12/02/10	2446-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	100,000	16 Y
International Organizations	12/02/10	2374-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	5,734	21 Y
International Organizations	12/02/10	2456-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	16 Y
International Organizations	12/02/10	2445-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	13,058	21 Y
International Organizations	06/22/11	2531-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	17 Y
International Organizations	09/23/11	2544-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	17 Y
International Organizations	09/23/11	2554-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	17 Y
International Organizations	12/27/11	2625-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	17 Y
International Organizations	12/27/11	2604-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	17 Y
International Organizations	01/09/12	2534-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	10,338	23 Y
International Organizations	08/14/12	2645-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	3,302	23 Y
International Organizations	08/14/12	2759-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	8,215	10 Y
International Organizations	08/14/12	2661-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	6,978	23 Y
International Organizations	10/19/12	2703-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	2,030	23 Y
International Organizations	09/28/12	2693-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	15,032	23 Y
International Organizations	10/31/12	2783-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	30,000	10 Y
International Organizations	12/17/12	2769-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	27,746	13 Y
International Organizations	12/17/12	2849-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	30,000	6 Y
International Organizations	12/17/12	2847-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	30,000	6 Y
International Organizations	11/12/13	2969-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	7,017	7 Y
International Organizations	12/11/13	2963-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	30,000	5 Y
International Organizations	12/11/13	2985-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	5 Y
International Organizations	12/11/13	2978-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	25,000	5 Y
International Organizations	01/20/14	2991-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.95	Variable	290	6 Y
International Organizations	11/07/14	3240-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.85	Variable	25,000	8 Y
International Organizations	12/04/14	3292-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.85	Variable	25,000	8 Y
International Organizations	12/04/14	3299-OC-PE	Inter-American Development Bank	US$	Adjustable rate based on LIBOR, single currency	0.85	Variable	25,000	8 Y
International Organizations	07/20/06	CFA-3525	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	1.50	Variable	3,800	4 Y
International Organizations	10/27/06	CFA-3572	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	0.60	Variable	9,475	7 Y
International Organizations	12/14/07	CFA-004495/4496	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	0.20	Variable	196,429	11 Y
International Organizations	02/05/08	CFA-4579/4580	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	0.20	Variable	117,857	12 Y
International Organizations	12/22/08	CFA-5094/5096	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	1.90	Variable	112,260	12 Y
International Organizations	01/09/09	CFA-05129	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	1.35	Variable	230,769	11 Y
International Organizations	03/24/10	CFA-6141	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	2.40	Variable	278,360	14 Y
International Organizations	08/06/10	CFA-6616	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	2.40	Variable	69,300	14 Y
International Organizations	12/01/10	CFA-6923	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	2.30	Variable	183,333	11 Y
International Organizations	12/01/10	CFA-6922	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	1.95	Variable	133,333	2 Y
International Organizations	10/07/10	—	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	0.85	Variable	30,000	2 Y
International Organizations	07/06/11	CFA-7454	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	1.10	Variable	275,018	6 Y
International Organizations	12/03/13	—	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	4.25	Variable	8,263	10 Y
International Organizations	04/09/14	CFA 008519	Andean Development Corporation	US$	Six-Month LIBOR for U.S.$	2.55	Variable	23,758	12 Y

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
International Organizations	10/04/98	4384-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.01	Variable	1,468	1 Y
International Organizations	06/23/99	4497-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	37,500	2 Y
International Organizations	10/20/00	4519-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	1,344	3 Y
International Organizations	12/13/00	4536-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	152	3 Y
International Organizations	04/03/01	4527-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	4,500	3 Y
International Organizations	06/26/01	4615-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	29,195	4 Y
International Organizations	06/26/01	4614-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	13,966	4 Y
International Organizations	09/13/02	7142-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	13,751	2 Y
International Organizations	09/25/02	4678-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	41,690	5 Y
International Organizations	09/11/03	7177-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	7,446	3 Y
International Organizations	12/05/03	7176-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	12,082	3 Y
International Organizations	11/17/03	7200-O PE	International Bank For Reconstruction and Development	US$	Fixed	0.00	5.11	62,535	3 Y
International Organizations	12/05/03	7203-O PE	International Bank For Reconstruction and Development	US$	Fixed	0.00	5.13	75,030	3 Y
International Organizations	06/02/04	7209-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	17,563	9 Y
International Organizations	03/12/04	7160-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	8,000	5 Y
International Organizations	11/30/04	7219-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	5,888	4 Y
International Organizations	12/16/04	7255-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	3,788	4 Y
International Organizations	12/16/04	7254-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	3,870	4 Y
International Organizations	02/09/05	7257-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	1,158	4 Y
International Organizations	02/09/05	7257-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	1,218	4 Y
International Organizations	07/06/05	7285-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	15,443	5 Y
International Organizations	10/28/05	7308-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	6,827	5 Y
International Organizations	12/08/05	7345-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	150,000	3 Y
International Organizations	03/15/06	7322-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	28,139	5 Y
International Organizations	07/19/06	7366-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	49,339	3 Y
International Organizations	11/03/06	7368-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	19,073	3 Y
International Organizations	04/16/07	7423-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	49,946	4 Y
International Organizations	05/26/08	7443-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	19,834	4 Y
International Organizations	08/20/08	7455-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.50	Variable	99,990	9 Y
International Organizations	12/01/08	7588-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	70,000	15 Y
International Organizations	12/01/08	7588-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	1.05	Variable	150,000	15 Y
International Organizations	12/01/08	7588-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.85	Variable	150,000	15 Y
International Organizations	01/16/09	7649-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	1.05	Variable	330,000	16 Y
International Organizations	09/08/09	7674-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	20,000	16 Y
International Organizations	09/08/09	7668-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	20,000	16 Y
International Organizations	11/16/09	7643-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	9,727	20 Y
International Organizations	12/03/09	7701-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	9,046	13 Y
International Organizations	12/15/09	7799-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	150,000	16 Y
International Organizations	12/18/09	7810-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	50,000	15 Y
International Organizations	09/14/10	7950-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	75,000	14 Y
International Organizations	09/23/10	7954-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	100,000	9 Y
International Organizations	12/14/10	7977-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	50,000	9 Y
International Organizations	12/14/10	7978-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	24,885	8 Y
International Organizations	12/14/10	7969-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	16,367	9 Y
International Organizations	12/21/10	7878-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	14,086	14 Y
International Organizations	07/05/11	8034-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	13,713	15 Y
International Organizations	07/05/11	7961-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	11,723	15 Y
International Organizations	07/22/11	8025-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	48,818	15 Y
International Organizations	01/15/13	8222-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	759	6 Y
International Organizations	01/15/13	8212-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	2,573	16 Y
International Organizations	04/21/13	8221-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	45,000	6 Y
International Organizations	10/04/13	8246-O PE	International Bank For Reconstruction and Development	US$	Six-Month LIBOR for U.S.$	0.75	Variable	360	7 Y
International Organizations	06/21/96	386-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	379	1 Y
International Organizations	12/07/99	467-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	1,475	2 Y
International Organizations	10/11/04	602-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	7,395	7 Y
International Organizations	02/23/09	744-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	10,256	11 Y
International Organizations	08/19/10	799-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	6,405	13 Y

ANNEX A

REPUBLIC OF PERU: GLOBAL PUBLIC SECTOR EXTERNAL DEBT

TABLES AND OTHER SUPPLEMENTAL INFORMATION

BALANCE OUTSTANDING AS OF March 31, 2015

(in thousands of U.S. dollars)

Type of Lender	Date Incurred	Country	Lender	Currency	Type of Interest Rate	Spread (%)	Interest Rate (%)	Amount Outstanding as of March 31, 2015	Period to Maturity
International Organizations	02/20/13	I-884-PE	International Fund For Agricultural Development	DEG	IFAD Rate	0.50	Variable	743	6 Y
International Organizations	03/28/03	—	Nordic Investment Bank	US$	Six-Month LIBOR for U.S.$	0.85	Variable	3,750	2 Y
International Organizations	04/22/99	755-PE	The Opec Fund For International Development	US$	Fixed	0.00	4.00	333	1 Y
Latin American Countries	01/12/06	Venezuela	Banco de Desarrollo Económico y Social de Venezuela	US$	Six-Month LIBOR for U.S.$	0.75	Variable	2,077	2 Y
Latin American Countries	02/03/09	Chile	Andean Development Corporation	US$	Fixed	0.00	4.25	60	1 Y
Commercial Lenders	09/07/11	—	American Family Life Assurance Company of Columbus	¥	Fixed	0.00	3.750	81,369	17 Y
Commercial Lenders	03/20/14	—	Banco Latinoamericano de Comercio Exterior S.A.	US$	Fixed	0.00	4.50	30,000	2 Y
Commercial Lenders	03/25/13	—	Citibank N.A. New York	S/.	Fixed	0.00	9.50	40,395	3 Y
Commercial Lenders	04/15/14	—	Deutsche Bank Ag. London Branch	US$	Fixed	0.00	3.75	200,000	3 Y
Commercial Lenders	06/12/14	—	Mizuho Bank Ltd	US$	Three-month LIBOR for U.S.$	1.75	Variable	500,000	5 Y
Commercial Lenders	06/21/13	—	The Bank of Tokyo - Mitsubishi UFJ, LTD.	US$	Three-month LIBOR for U.S.$	1.725	Variable	200,000	2 Y
Commercial Lenders	08/19/13	—	The Bank of Tokyo - Mitsubishi UFJ, LTD.	US$	Three-month LIBOR for U.S.$	1.80	Variable	100,000	3 Y
Unsecured	10/06/05	Italia	Ansaldo Energia S.p.a.	US$	Six-Month LIBOR for U.S.$	2.00	Variable	1,145	3 Y
Unsecured	07/20/01	Italia	Armamenti e Aerospazio S.P.A.	US$	Fixed	0.00	5.0268275	10,990	6 Y
Unsecured	07/20/01	Italia	Armamenti e Aerospazio S.P.A.	US$	Fixed	0.00	5.0268275	6,711	6 Y
International Bond Issuances	10/27/95	—	Par Bonds	US$	Multiple Rate	0.00	Variable	53,674	13 Y
International Bond Issuances	11/14/03	—	Global Bonds 2033	US$	Fixed	0.00	8.750	500,000	19 Y
International Bond Issuances	04/26/04	—	Global Bonds 2016	US$	Fixed	0.00	8.375	297,989	2 Y
International Bond Issuances	01/27/05	—	Global Bonds2033	US$	Fixed	0.00	8.750	400,000	19 Y
International Bond Issuances	07/13/05	—	Global Bonds 2025	US$	Fixed	0.00	7.350	750,000	11 Y
International Bond Issuances	12/12/05	—	Global Bonds 2025	US$	Fixed	0.00	7.350	500,000	11 Y
International Bond Issuances	02/15/07	—	Global Bonds 2033	US$	Fixed	0.00	8.750	84,636	19 Y
International Bond Issuances	02/15/07	—	Global Bonds 2037	US$	Fixed	0.00	6.550	1,201,667	23 Y
International Bond Issuances	03/25/09	—	Global Bonds 2019	US$	Fixed	0.00	7.125	691,844	5 Y
International Bond Issuances	07/06/09	—	Global Bonds 2025	US$	Fixed	0.00	7.350	763,161	11 Y
International Bond Issuances	04/09/10	—	Global Bonds 2033	US$	Fixed	0.00	8.750	1,260,803	19 Y
International Bond Issuances	11/10/10	—	Global Bonds 2050	US$	Fixed	0.00	5.625	1,000,000	36 Y
International Bond Issuances	01/25/12	—	Global Bonds 2050	US$	Fixed	0.00	5.625	500,000	36 Y
International Bond Issuances	02/08/12	—	Global Corporate Bonds 2022	US$	Fixed	0.00	4.75	400,000	8 Y
International Bond Issuances	12/03/12	—	Global Corporate Bonds 2022	US$	Fixed	0.00	4.75	100,000	8 Y
International Bond Issuances	01/31/13	—	Global Corporate Bonds 2023	US$	Fixed	0.00	3.50	500,000	9 Y
International Bond Issuances	04/02/14	—	Global Corporate Bonds 2019	US$	Fixed	0.00	3.375	300,000	5 Y
International Bond Issuances	06/13/14	—	Global Corporate Bonds 2018	FR.SZ	Fixed	0.00	1.25	270,423	4 Y
International Bond Issuances	07/15/14	—	Global Corporate Bonds 2019	US$	Fixed	0.00	3.25	300,000	5 Y
International Bond Issuances	07/15/14	—	Global Corporate Bonds 2029	US$	Fixed	0.00	5.25	300,000	15 Y
International Bond Issuances	10/30/14	—	Global Bonds 2050	US$	Fixed	0.00	5.625	500,000	36 Y
International Bond Issuances	03/19/15	—	Global Bonds 2050	US$	Fixed	0.00	5.625	545,000	36 Y

Abbreviations and symbols:

CAN$ = Canadian Dollar

DEG = Special Drawing Rights

S/POOL = Single currency pool (World Bank unit of account, based on a basket of national currencies)

U.S.$ = United States Dollar

¥ = Japanese Yen

Y = Years

(1)	Includes loans due by COFIDE that are not guaranteed by Peru.
Source:	Ministry of Economy and Finance.

PROSPECTUS

The Republic of Peru

Debt Securities

Warrants

Units

Peru may from time to time offer and sell its debt securities, warrants and units in amounts, at prices and on terms to be determined at the time of sale and as provided in one or more supplements to this prospectus. Peru may offer securities with an aggregate principal amount of up to U.S.$3,455,000,000 (or its equivalent in other currencies). The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all other existing and future unsecured and unsubordinated external indebtedness of Peru.

The debt securities will contain “collective action clauses,” unless otherwise indicated in the applicable prospectus supplement. Under these provisions, which differ from the terms of Peru’s external indebtedness issued prior to August 6, 2015, Peru may amend the payment provisions of the securities and other reserve matters listed in the indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount outstanding of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding securities of each series affected by the proposed modification, taken individually. Debt securities issued by Peru prior to August 6, 2015 were issued pursuant to a fiscal agency agreement and contained different collective action clauses from those applicable to the debt securities to be issued and sold pursuant to this prospectus.

Peru will provide specific terms of the securities to be issued in one or more supplements to this prospectus. This prospectus may not be used to make offers or sales of securities unless accompanied by a prospectus supplement.

Peru may sell the securities directly, through agents designated from time to time or through underwriters or dealers. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

You should read this prospectus and any prospectus supplements carefully before you invest. You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. Peru has not authorized anyone to provide you with different or additional information. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference in them is accurate as of any date other than the date on the cover page of those documents.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 18, 2015.

Peru is not making an offer of these securities in any jurisdiction where the offer is not permitted. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may be accurate only as of the date of this document.

ABOUT THIS PROSPECTUS

This prospectus provides you with a general description of the securities that Peru may offer under the “shelf” registration statement it has filed with the U.S. Securities and Exchange Commission, or the SEC. Each time Peru sells some of the securities pursuant to that registration statement, it will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

i

FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplements relating to the securities offered by this prospectus may contain forward-looking statements. Forward-looking statements are statements that are not historical facts. These statements are based on Peru’s current plans, estimates, assumptions and projections. Therefore, you should not place undue reliance on them. Forward-looking statements speak only as of the date they are made, and Peru undertakes no obligation to update them in light of new information or future events.

Forward-looking statements involve inherent risks. Peru cautions you that many factors could adversely affect the future performance of the Peruvian economy. These factors include, but are not limited to:

•	external factors, such as:

•	interest rates in financial markets outside Peru;

•	changes in Peru’s credit ratings;

•	changes in import tariffs and exchange rates;

•	changes in international commodity prices;

•	recession, low economic growth or economic contraction affecting Peru’s trading partners;

•	deterioration in the economic condition of Peru’s neighboring countries;

•

contraction of liquidity in the international financial markets and equity, debt and foreign exchange market volatility, which could lead to volatility in Peru, declines in foreign direct and portfolio investment and potentially lower international reserves;

•	international hostilities; and

•

the decisions of international financial institutions, such as the International Monetary Fund, or IMF, the Inter-American Development Bank, or IADB, the International Bank for Reconstruction and Development, or World Bank, and the Andean Development Corporation, or CAF, regarding the terms of their lending or financial assistance to Peru; and

•	internal factors, such as:

•	deterioration in general economic and business conditions in Peru;

•	social, political or military events in Peru;

•	increase in crime rates;

•	natural events, such as climate changes, earthquakes and floods;

•	reduction in foreign currency reserves;

•	reduction in fiscal revenue;

•	reduced levels of foreign direct investment;

•	the ability of the Government to enact key economic reforms;

•	higher domestic debt;

ii

•	increased rates of domestic inflation;

•	the level of foreign direct and portfolio investment in Peru; and

•	prevailing Peruvian domestic interest rates.

DATA DISSEMINATION

Peru subscribes to the IMF’s Special Data Dissemination Standard, or SDDS, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscriber countries to provide schedules indicating the date on which data will be released, referred to as the “Advance Release Calendar.” Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the IMF’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org/Applications/web/sddscountrylist/. Neither Peru nor any agents or underwriters in respect of any issuance of securities related to this prospectus acting on behalf of Peru accept any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus or any prospectus supplement.

iii

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, Peru will use the proceeds from the sale of securities offered by this prospectus for the general purposes of the Government, including, but not limited to, financial investment and the refinancing, repurchasing or retiring of its domestic and external indebtedness. Peru may also issue securities offered by this prospectus in exchange for any of its outstanding securities.

DEBT RECORD

Since the Brady restructuring in 1997, Peru has, except as described below, timely serviced its external debt without default.

Upon completion of the Brady restructuring, Peru ceased paying principal and interest to lenders who did not participate in the restructuring. These lenders included Elliot Associates, L.P., a private investment firm that acquired U.S.$20.0 million in debt issued by Peru. Elliot Associates obtained a U.S.$55.7 million judgment against Peru for non-payment of interest and an attachment of Peru’s funds held at Chase Manhattan Bank of New York that Peru had allocated for interest payments on its Brady Bonds. As a result of the attachment, on September 7, 2000, Peru failed to make a required interest payment of U.S.$80.0 million on the Brady Bonds, even though it had deposited the requisite amount in its account at Chase Manhattan Bank of New York.

On September 26, 2000, Elliot Associates obtained an injunction against the Euroclear System clearing agency that prevented it from receiving or distributing funds provided by Peru to pay interest on the Brady Bonds. The Elliot Associates litigation was settled following the issuance of the injunction against the Euroclear System, and Peru made interest payments on the Brady Bonds on October 4, 2000, within the applicable 30-day grace period. Peru has made all of its debt payments to Elliot Associates in accordance with the terms of the settlement.

Other creditors also failed to participate in the Brady restructuring for reasons that included failure to provide the required documentation and failure to identify the actual holder of the debt to be exchanged. Since the Brady Bond restructuring, Peru has been in default on payments to these creditors. As of December 31, 2011, there were no further scheduled amortizations or interest payments on these debts. None of these creditors has submitted claims against Peru for overdue amounts.

As of the date of this prospectus, Peru is unaware of any other claims filed against it, in Peru or abroad, for overdue debt payments and Peru is not involved in any disputes with its internal or external creditors.

For further information regarding Peru’s indebtedness outstanding as of the date of this prospectus, see Annex A – Republic of Peru: Global Public Sector External Debt filed as part of Exhibit D to Peru’s Annual Report on Form 18-K for the year ended December 31, 2014.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities, warrants and units that Peru may offer. Each time it offers securities, Peru will provide a prospectus supplement that will contain specific information about the terms of that offering. A prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from that in any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

Peru will issue the debt securities under an indenture between Peru and the financial institution named therein, as trustee. Whenever Peru issues a series of debt securities, it will attached the indenture pursuant to which the securities are issued as an exhibit to the registration statement of which this prospectus forms a part. The name of the trustee will be set forth in the applicable prospectus supplement relating to the relevant series of debt securities.

The following description summarizes some of the more relevant terms of the debt securities and the indenture pursuant to which the debt securities are to be issued. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the indenture, the prospectus supplement and the forms of debt securities before making your investment decision. Peru will file the indenture (which may be amended from time to time) and the forms of debt securities with the SEC. The debt securities, units or warrants that are issued under the indenture are not and will not be subject to the U.S. Trust Indenture Act of 1939.

In this description of the debt securities, you will see some capitalized terms. These terms have particular legal meanings, which you can find under “—Defined Terms” below.

Overview

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to that series of debt securities. Those terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•

if that series of debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, and the interest payment dates and the record dates for these interest payment dates;

•	the maturity date or dates;

•	a description of any index Peru will use to determine the amount of principal, premium or interest payments;

•	the places where and the manner in which principal, interest and other payments will be made;

•	the form of debt security, and, in the case of global securities, the depositary;

•	if that series of debt securities will be guaranteed, the guarantor and whether the guarantee will be partial or full;

•	any mandatory or optional sinking fund provisions;

•	any provisions that will allow Peru to redeem that series of debt securities at its option;

•	any provisions that entitle the holders to early repayment at their option;

•	the currency in which that series of debt securities is denominated and in which Peru will make payments;

•	if other than the law of the State of New York, the law of the governing jurisdiction;

•	the authorized denominations;

•	any additional agreements of Peru and any additional events that give holders of that series of debt securities the right to accelerate the maturity of the debt securities;

•	any terms upon which holders of that series of debt securities may exchange or convert the debt securities;

•	whether that series of debt securities will be listed and, if listed, the stock exchanges on which it will be listed; and

•	any other terms of that series of debt securities that do not conflict with the provisions of the indenture.

Peru may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or into which it will be converted will be described in the prospectus supplement relating to that exchangeable or convertible debt security.

Peru may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is below market rates. Peru may also issue floating-rate debt securities that are exchangeable for fixed-rate debt securities. Peru will describe the applicable U.S. federal income tax consequences in the prospectus supplements for these offerings.

Peru is not required to issue all of its debt securities under the indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain terms different from those included in the indenture and described in this prospectus.

Status

The debt securities will be direct, general, unconditional, unsubordinated and unsecured obligations of Peru. Peru has pledged its full faith and credit to make all payments on the debt securities when due. The debt securities will rank equally, without any preference among themselves, with all of Peru’s other existing and future unsecured and unsubordinated External Indebtedness. It is understood that this provision will not be construed to require Peru to make payments under the debt securities ratably with payments being made under any other unsecured and unsubordinated External Indebtedness.

Form and Denomination

Unless otherwise provided in the prospectus supplement for an offering, Peru will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Debt securities in book-entry form will be represented by one or more global securities registered in the name of a nominee of The Depository Trust Company, or DTC. Beneficial ownership interests in a global security will only be recorded on, and transferred through, the records maintained by DTC and its participants, including the depositaries for Euroclear Bank S.A./N.V., as operator of the Euroclear System, or Euroclear, and Clearstream Banking société anonyme, or Clearstream, Luxembourg.

Payments

Peru will arrange for payments to be made on global debt securities by wire transfer to the applicable clearing system, or to its nominee or common depositary, as the registered owner of the debt securities, which will receive the funds for distribution to the holders. See “—Ownership of Book-Entry Securities” below.

Peru will arrange for payments to be made on registered certificated debt securities on the specified payment dates to the registered holders of the debt securities. Peru will arrange for such payments by wire transfer or by check mailed to the holders at their registered addresses.

If any money that Peru pays to the trustee or any paying agent to make payments on any debt securities is not claimed at the end of two years after the applicable payment was due and payable, then the money will be returned to Peru. Peru will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any paying agent will be liable for the payment. However, Peru’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities (see “—Limitations on Claims” below).

Indenture trustee

The indenture establishes:

•	the obligations of the indenture trustee;

•	the right to indemnification of the indenture trustee;

•	the liability and responsibility, including limitations on liability and responsibility, for actions that the indenture trustee takes; and

•	that the indenture trustee may enter into business transactions with Peru as freely as if it were not the indenture trustee.

Peru may replace the indenture trustee at any time, subject to the appointment of a replacement indenture trustee. In addition, Peru may appoint different indenture trustees for different series of debt securities. Peru may maintain deposit accounts and conduct other banking and financial transactions with the indenture trustee.

Paying Agents; Transfer Agents; Registrar

With respect to any series of debt securities, Peru may appoint paying agents, transfer agents and registrars that will be listed at the back of the applicable prospectus supplement. Peru may at any time appoint additional or replacement paying agents, transfer agents and registrars. Peru will, however, maintain a paying agent in a city in the United States and a registrar in The City of New York for each series of securities until the debt securities of that series are paid.

In addition, so long as required by the rules of the Luxembourg Stock Exchange, Peru will maintain a paying agent and a transfer agent in Luxembourg with respect to any series of debt securities listed on the Luxembourg Stock Exchange. Peru will promptly provide notice of the termination, appointment or change in the office of any paying agent, transfer agent or registrar acting in connection with a series of the debt securities.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the prospectus supplement for an offering, the debt securities will not be redeemable before maturity at the option of Peru or repayable before maturity at the option of the holder. Nevertheless, Peru may at any time purchase any of the debt securities at any price in the open market or otherwise. Peru may hold or resell any debt securities it purchases or it may surrender them to the indenture trustee for cancellation. Any debt securities Peru purchases may not be re-issued or resold except in compliance with the Securities Act of 1933, as amended, and other applicable laws.

Replacement, Exchange and Transfer of Debt Securities

Beneficial interests in any global security representing debt securities may be exchanged for physical debt securities only in the circumstances described under “Book Entry; Delivery and Form” below. If Peru issues physical debt securities, holders may present their debt securities for exchange with debt securities of a different authorized denomination, together with a written request for an exchange, at the office of the indenture trustee in The City of New York, or at the office of any paying agent. In addition, holders may transfer their physical debt securities in whole or in part by surrendering them, together with an executed instrument of transfer, at any of those offices. Peru will not charge holders for the costs and expenses for the exchange, transfer or registration of transfer of the debt securities. Peru may, however, charge holders for applicable stamp duty, tax or other governmental charges.

If a physical debt security becomes mutilated, defaced, destroyed, lost or stolen, Peru may issue, and the indenture trustee will authenticate and deliver, a substitute debt security in replacement. In each case, the affected holder will be required to furnish to Peru, the indenture trustee and any other parties Peru specifies an indemnity under which the affected holder agrees to pay Peru, the indenture trustee and the other specified parties for any losses they may suffer relating to the debt security that was mutilated, defaced, destroyed, lost or stolen. Peru and the indenture trustee may also require that the affected holder present other documents and proof. The affected holder will be required to pay all expenses and reasonable charges for the replacement of the mutilated, defaced, destroyed, lost or stolen debt security.

Additional Amounts

Peru will pay all principal and interest on the debt securities without withholding or deduction for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed by Peru or by any political subdivision of or taxing authority in Peru, except as required by law. If Peru is required by law to make any such withholding or deduction, it will pay such additional amounts as may be necessary to ensure that the net amounts receivable by the holders of the affected debt securities after such withholding or deduction shall equal the amount that would have been receivable in respect of such debt securities in the absence of such withholding or deduction.

Peru will not, however, pay any additional amounts if a holder is subject to withholding or deduction due to one of the following reasons:

•	that holder has some connection with Peru other than merely holding the debt security or receiving principal or interest on any debt security;

•

that holder has not complied with any reasonable certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Peru, or any political subdivision of or taxing authority in Peru, of the holder of the debt security or any interest in or rights in respect of the debt security, if compliance is required by Peru, or any political subdivision of or taxing authority in Peru, under applicable law or any international treaty in effect, as a precondition to exemption from or reduction in the deduction or withholding; or

•

the holder has not presented its debt security for payment within 30 days after Peru first made a principal or interest payment available on that debt security, except to the extent that the holder would have been entitled to such additional amounts on presenting such debt security for payment on the last day of such period of 30 days.

Defined Terms

The following definitions are used in the debt securities:

•

“External Indebtedness” means obligations of, or guaranteed, whether by contract, statute or otherwise, by Peru for borrowed money or represented by bonds, debentures, notes or similar instruments denominated or payable, or which, at the option of the holder, may be payable in a currency other than the currency of Peru or by reference to a currency other than the currency of Peru, other than any such obligations originally issued or incurred within Peru.

•

“Public External Indebtedness” means any External Indebtedness that (a) is in the form of, or represented by, bonds, notes or other securities that are, or were intended at the time of issuance to be, quoted, listed or traded on any securities exchange or other securities market, including, without limitation, securities for resale under Rule 144A under the Securities Act, or any successor law or regulation of similar effect, and (b) has an original maturity of more than one year or is combined with a commitment so that the original maturity of one year or less may be extended at the option of Peru to a period in excess of one year.

•

“Project Financing” means any financing of all or part of the costs of the acquisition, construction or development of any project if the person or persons providing that financing expressly agree to limit their recourse to the project financed and the revenues derived from that project as the principal source of repayment for the funds advanced.

•

“Security Interest” means any security interest, including, without limitation, any lien, pledge, mortgage, deed of trust or charge, or any encumbrance or preferential arrangement that has the practical effect of constituting a security interest.

Negative Pledge

While any of the debt securities are outstanding, Peru will not create or allow any Security Interest to be placed on or any part of its present or future revenues or assets to secure Public External Indebtedness, unless Peru creates or allows a Security Interest on the same terms for its obligations under the debt securities. Peru may, however, create or allow:

•	Security Interests created before November 21, 2003;

•

Security Interests securing Public External Indebtedness incurred in connection with a Project Financing, provided that the Security Interest is solely in assets or revenues of the project for which the Project Financing was incurred;

•

Security Interests securing Public External Indebtedness Peru incurred or assumed to finance or refinance the acquisition of the assets in which those Security Interests have been created or allowed and any Security Interests existing on those assets at the time of their acquisition;

•

Security Interests securing Public External Indebtedness arising in the ordinary course to finance export, import or other trade transactions, and in which Public External Indebtedness matures, after giving effect to all renewals and refinancing thereof, not more than one year after the date on which that Public External Indebtedness was originally incurred;

•

Security Interests securing Public External Indebtedness that, together with all other Public External Indebtedness secured by Security Interests, excluding Public External Indebtedness secured by other permitted Security Interests, does not exceed U.S.$25,000,000 in aggregate principal amount, or its equivalent in other currencies;

•

Security Interests arising by operation of a currently existing law in connection with Public External Indebtedness, including, without limitation, any right of set-off with respect to demand or time deposits maintained with financial institutions and bankers’ liens with respect to property held by financial institutions, in each case deposited with or delivered to those financial institutions in the ordinary course of the depositor’s activities;

•

Security Interests issued upon surrender or cancellation of Par Bonds or the principal amount of any Public External Indebtedness outstanding as of June 5, 1996, in each case, to the extent that the Security Interest is created to secure Public External Indebtedness on a basis comparable to the Par Bonds;

•

Security Interests on shares of, or other assets of, any present or former Peruvian public sector entity created or granted by Peru in connection with, or in anticipation of, the privatization of that entity; and

•	any renewal or extension of any of the Security Interests stated above.

Default; Acceleration of Maturity

Unless otherwise specified in the prospectus supplement for an offering, each of the following events is an event of default under any series of debt securities:

(1) Non-Payment:

•	Peru fails to pay for 30 days principal on that series of debt securities when due; or

•	Peru fails to pay for 30 days interest on that series of debt securities when due; or

(2) Breach of Other Obligations: Peru fails to perform any other obligation under that series of debt securities and that failure is incapable of remedy or is unremedied within 60 days after the indenture trustee has given written notice to Peru; or

(3) Cross Default: Peru fails to make any payment when due in respect of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness (other than such indebtedness that constitutes guarantees by Peru);

in each case, in an aggregate principal amount greater than U.S.$25,000,000, or its equivalent in any other currency, and that failure continues beyond the applicable grace period or waiver; or

(4) Cross Acceleration: an acceleration of the maturity of:

•	External Indebtedness outstanding as of November 21, 2003; and

•	Public External Indebtedness;

in an aggregate principal amount in excess of U.S.$25,000,000, or its equivalent in any other currency; or

(5) Moratorium: Peru declares a general suspension of payments or a moratorium on payment of all or a portion of its External Indebtedness that does not expressly exclude from such moratorium the debt securities of the applicable series; or

(6) Validity:

•	Peru contests the validity of, or its obligations under, that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•	Peru denies any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

•

any constitutional provision, treaty, law, regulation, decree, or other official pronouncement of Peru, or any final decision by any court in Peru having jurisdiction, renders it unlawful for Peru to pay any amount due on that series of debt securities or to perform any of its obligations under that series of debt securities or, to the extent adversely affecting that series of debt securities, the indenture; or

(7) Judgments: any writ, execution, attachment or similar process is levied against all or any substantial part of Peru’s assets in connection with any judgment for the payment of money exceeding U.S.$25,000,000, or its equivalent in any other currency, and Peru fails to satisfy or discharge that judgment, or adequately bond, contest in good faith or receive a stay of execution or continuance in respect of that judgment, within a period of 120 days; or

(8) Membership in the IMF: Peru fails to maintain its membership in, and its eligibility to use the general resources of, the IMF, and such failure shall continue for a period of 60 days.

If any of the events of default described above occurs and is continuing, the trustee may, in its discretion, institute judicial action to enforce the rights of the holders of that series. With the exception of a suit to enforce the absolute right of a holder to receive payment of the principal of and interest on debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to that series has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity for the benefit of the trustee that is satisfactory to the trustee; and (3) 60 days have passed since the trustee received the instruction, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of that series of debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

The holders of more than 50% of the aggregate principal amount of the outstanding debt securities of any series may waive any existing defaults, and rescind or annul a declaration of acceleration on behalf of all holders of debt securities of that series if:

•

following the declaration that the debt securities of that series are immediately due and payable, Peru deposits with the indenture trustee a sum sufficient to pay all overdue installments of principal, interest and other amounts in respect of the debt securities of that series (other than principal due by virtue of the acceleration upon the event of default), as well as the reasonable fees and compensation of the indenture trustee; and

•	all other events of default (other than the non-payment of principal that became due by virtue of the acceleration upon the event of default) have been remedied.

Collective Action Clauses

Any series of debt securities issued under this prospectus will contain provisions regarding acceleration and voting on amendments, modifications and waivers that differ from the provisions governing the series of debt securities issued by Peru prior to August 6, 2015. The provisions described in this prospectus will govern any series of debt securities Peru will issue under this prospectus. These provisions are commonly referred to as “collective action clauses.” Under these provisions, Peru may amend certain key terms of the debt securities of a series, including the maturity date, amounts payable and other payment terms, with the consent of fewer than all the holders of debt securities of the relevant series. These collective action clauses are described below.

Meetings, Amendments and Waivers — Collective Action

Peru may call a meeting of the holders of debt securities of a series at any time to consider any matter regarding the indenture or the debt securities of the series. Peru will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, Peru or the trustee will call a meeting of holders of debt securities of a series if the holders of at least 10% in principal amount of all debt securities of the series then outstanding have delivered a written request to Peru or the trustee (with a copy to Peru) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, Peru will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders and their proxies are entitled to vote at a meeting of holders. Peru will set the procedures governing the conduct of the meeting and if additional procedures are required, Peru will consult with the trustee to establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities of a series pursuant to written action with the consent of the requisite percentage of debt securities of such series. The trustee will solicit the consent of the relevant holders to the modification not less than ten and not more than 30 days before the expiration date for the receipt of such consents as specified by the trustee.

The holders may generally approve any proposal by Peru to modify the indenture or the terms of the debt securities of a series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

However, holders may approve, by vote or consent through one of three modification methods, any proposed modification by Peru that would do any of the following (such subjects referred to as “reserved matters”):

•	change the date on which any amount is payable on the debt securities;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities and the indenture) of the debt securities;

•	reduce the interest rate applicable to the debt securities;

•	change the method used to calculate any amount payable on the debt securities (other than in accordance with the express terms of the debt securities and the indenture);

•	change the currency or place of payment of any amount payable on the debt securities;

•	modify Peru’s obligation to make any payments on the debt securities (including any redemption price therefor);

•	change the identity of the obligor under the debt securities;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserved matter modification”;

•	change the definition of “uniformly applicable” or “reserved matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of Peru or of any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of the debt securities.

A change to a reserved matter, including the payment terms of the debt securities, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•

the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of a series affected by the proposed modification (but does not modify the terms of any other series of debt securities issued under the indenture);

•

where such proposed modification would affect the outstanding debt securities of two or more series, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of two or more series, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all the series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

Peru may select, in its discretion, any modification method for a reserved matter modification in accordance with the indenture and designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation. If any one or more series of debt securities issued under the FAA (as defined below) are included in a proposed modification affecting two or more series of debt securities under the indenture that seeks holder approval pursuant to a single aggregated vote, that modification will be uniformly applicable (as described above) to all such series, regardless of when they were issued.

For so long as any series of debt securities issued under the fiscal agency agreement, dated as of February 6, 2003, between Peru and The Bank of New York (as successor to JPMorgan Chase Bank), as fiscal agent, principal paying agent and registrar (as amended by Amendment No. 1 to the Fiscal Agency Agreement, dated November 21, 2003 and Amendment No. 2 to the Fiscal Agency Agreement dated October 14, 2004, the “FAA”) (the securities issued under the FAA, “FAA debt securities”) is outstanding, if Peru certifies to the trustee under the indenture and to the fiscal agent under the FAA that a cross-series modification under the indenture is being sought simultaneously with an “FAA reserve matter modification”, the FAA debt securities affected by such FAA reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the indenture (as described in the preceding paragraphs); provided, however, that if Peru seeks a cross-series modification with single aggregated voting, the holders of any series of FAA debt securities affected by the FAA reserve matter modification must have been invited to exchange, convert or substitute such FAA debt securities for either (x) the same new instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought or (y) new instruments or other consideration from an identical menu of instruments or other consideration as the holders of debt securities of each affected series of debt securities for which consent to the cross-series modification is sought.

It is Peru’s intention that in such circumstances, the votes of the holders of the affected FAA debt securities be counted for purposes of the voting thresholds specified in the indenture for the applicable cross-series modification as if those FAA debt securities had been affected by that cross-series modification although the holders of any bonds will be deemed to have acknowledged and agreed that the effectiveness of any modification, as it relates to the FAA debt securities, shall be governed exclusively by the terms and conditions of those FAA debt securities and by the FAA and shall not be binding upon holders of the FAA debt securities unless such modification would otherwise have been effective under the FAA; provided that no such cross series modification shall be effective unless such modification shall have also been effective with respect to the holders of the FAA debt securities under the FAA.

“FAA reserve matter modification,” as referred to above, means any modification to the terms and conditions of one or more series of the FAA debt securities, pursuant to the FAA.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserved matter, Peru will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of Peru’s economic and financial circumstances that are in Peru’s opinion relevant to the request for the proposed modification, a description of Peru’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if Peru shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•	a description of Peru’s proposed treatment of external debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if Peru is then seeking any reserved matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of the debt securities of a series has approved any amendment, modification or change to, or waiver of, the debt securities or the indenture, or whether the required percentage of holders has delivered a notice of acceleration of the debt securities of that series, debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification, if on the record date for the proposed modification or other action or instruction under the indenture, the debt security is held by Peru or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality, except that (x) debt securities held by Peru or any public sector instrumentality of Peru or by a corporation, trust or other legal entity that is controlled by Peru or a public sector instrumentality which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not Peru or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information which is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of Peru, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

Peru and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the indenture or the debt securities of the series for the purpose of:

•	adding to Peru’s covenants for the benefit of the holders;

•	surrendering any of Peru’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the indenture;

•

amending the debt securities of that series or the indenture in any manner that Peru and the trustee may determine and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting, in the opinion of the trustee, a manifest error of a formal, minor or technical nature.

Notices

Notices will be mailed to holders at their registered addresses and will be deemed to have been given on the date of mailing. All notices to holders will be published, if and so long as the debt securities are listed on the Luxembourg Stock Exchange, and the rules of the Luxembourg Stock Exchange so require, in a daily newspaper of general circulation in Luxembourg. If publication is not practicable, notice will be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Further Issues

Without the consent of the holders of the debt securities, Peru may issue additional debt securities with the same terms and conditions as an outstanding series of debt securities, except for the issue date, issue price and amount of first interest payment, and Peru may consolidate the additional debt securities to form a single series with an outstanding series of debt securities.

Warrants

If Peru issues warrants, it will describe their specific terms in a prospectus supplement, and Peru will file a warrant agreement or amendment to the indenture and form of warrant with the SEC. The following description summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

Peru may issue warrants or other similar securities, either separately or together with any debt securities, that would entitle the holder to purchase debt securities or obligate Peru to repurchase or exchange debt securities. If

Peru issues any warrants, each issue of warrants will be issued under a warrant agreement between Peru and a bank or trust company, which may be the indenture trustee, as warrant agent. The warrant agent will act solely as the agent of Peru in connection with the warrants of an issue and will not assume any obligation or relationship of agency for or with the holders or beneficial owners of warrants. The applicable prospectus supplement will include some or all of the following terms relating to an issue of warrants or other similar securities:

•	the initial offering price;

•	the currency required to purchase the warrants;

•	the title and terms of the debt securities or other consideration that the holders will receive on exercise of their warrants;

•	the principal amount of debt securities or amount of other consideration that the holders will receive on exercise of their warrants;

•	the principal amount and kind of debt securities that the holders may obligate Peru to purchase or exchange if the holders exercise their warrants and the purchase price of those debt securities;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise of the warrants and the dates on which the holders can exercise their warrants;

•	whether and under what conditions Peru may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants, and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered or bearer), whether they will be exchangeable for another form and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special U.S. federal income tax considerations; and

•	any other terms of the warrants that do not conflict with the provisions of the indenture.

The warrants will be direct, unconditional and unsecured obligations of Peru and will not constitute indebtedness of Peru.

Units

Peru may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security comprising that unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The prospectus supplement relating to a particular issue of units will describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

The preceding description does not, and any description of units in the applicable prospectus supplement will not, purport to be complete and they are subject to and are qualified in their entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to those units.

Limitation on Claims

To the extent permitted by law, claims against Peru for the payment of principal of, or interest or other amounts due on, the debt securities (including additional amounts) will become void unless made within ten years of the date on which that payment first became due.

Jurisdiction, Consent to Service and Enforceability

Peru is a foreign sovereign state. Consequently, it may be difficult for you to obtain or realize judgments of the courts of the United States or elsewhere against Peru. Furthermore, it may be difficult for you to enforce, in the United States or elsewhere, the judgments of United States or foreign courts against Peru.

In connection with any legal action against Peru or its properties, assets or revenues arising out of or relating to the indenture or any debt securities or warrants, to which we refer in this prospectus as a “related proceeding,” Peru will:

•	submit to the exclusive jurisdiction of any New York State or U.S. federal court sitting in New York City, and any appellate court thereof;

•	agree that all claims in respect of any related proceeding may be heard and determined in such New York State or U.S. federal court;

•	agree that any judgment obtained in such New York State or U.S. federal court arising out of a related proceeding may be enforced or executed in any other court of competent jurisdiction;

•

agree that any judgment obtained in any such other court as a result of such enforcement or execution may be enforced or executed in any such other court of competent jurisdiction by means of a suit on the judgment or in any other manner provided by law;

•

consent to and waive, to the fullest extent permitted by law, any objection that it may have to the laying of venue of any related proceeding brought in such New York State or U.S. federal court or to the laying of venue of any legal action brought solely for the purpose of enforcing or executing a related judgment in such New York State or U.S. federal court or any other courts;

•	waive, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of a related proceeding or any such legal action in any such court; and

•

appoint CT Corporation System, presently located at 111 Eighth Avenue, 13th Floor, New York, New York, as its process agent and maintain at all times an agent with offices in New York to act as its process agent.

In order to enforce or execute any judgment ordering any payment by Peru, Peruvian courts will require that payment to be included in the corresponding annual budget laws.

The process agent will receive on behalf of Peru and its property service of all writs, process and summonses in any related proceeding or any suit, action or proceeding to enforce or execute any related judgment brought against it in any New York State or U.S. federal courts sitting in New York City. Failure of the process agent to give any notice to Peru of any such service of process shall not impair or affect the validity of that service or of any judgment based thereon. Nothing in the indenture shall in any way be deemed to limit the ability to serve any such writs, process or summonses in any other manner permitted by applicable law.

To the extent that Peru or any of its revenues, assets or properties may be entitled to any sovereign or other immunity under any law, Peru will not claim and will waive that immunity to the fullest extent permitted by the laws of such jurisdiction. This waiver covers Peru’s sovereign immunity and immunity from prejudgment attachment, post-judgment attachment and attachment in aid, but does not extend to the attachment of revenues, assets and property of Peru located in Peru, unless permitted under Peruvian law. Additionally, under Peruvian law, Peru’s waiver of immunity will not extend to property that is:

•	used by a diplomatic or consular mission of Peru;

•	of a military character and under the control of a military authority or defense agency of Peru;

•	public property;

•

shares of Peruvian public sector entities or shares of Peruvian private sector entities owned or controlled by Peru or by a Peruvian public sector entity, or revenues collected from the sale of those shares, to the extent those shares or revenues are exempt by Peruvian law from attachment or execution; or

•	funds deposited in Peru’s accounts held in the Peruvian financial system.

Peru, however, reserves the right to plead sovereign immunity under the U.S. Foreign Sovereign Immunities Act of 1976 with respect to actions brought against it under U.S. federal securities laws or any state securities law, and its submission to jurisdiction, appointment of CT Corporation as its agent for service of process and waiver of immunity do not include these actions. Without an effective waiver of immunity by Peru with respect to those actions, it would be impossible to obtain a U.S. judgment in such an action against Peru unless a court were to determine that Peru is not entitled under the Foreign Sovereign Immunities Act of 1976 to sovereign immunity with respect to that action. In addition, even if a U.S. judgment could be obtained in action under the Foreign Sovereign Immunities Act of 1976, it may not be possible to enforce in Peru a judgment based on that U.S. judgment.

Generally, Peru will also consent for the purposes of the State Immunity Act of 1978 of the United Kingdom to the giving of any relief or the issue of any process.

Governing Law

The indenture and, unless otherwise provided in the prospectus supplement for an offering, any warrant agreement, as well as any debt securities, warrants or units, will be governed by and must be interpreted in accordance with the laws of the State of New York, except that all matters governing authorization and execution by Peru will be governed by the laws of Peru. Notwithstanding any reserved matter modification, all matters related to the consent of holders and to modifications of the indenture or the debt securities will always be governed by and construed in accordance with the law of the State of New York.

Book-Entry; Delivery and Form

The DTC, Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Peru nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Peru nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Peru may issue debt securities, warrants or units in the form of one or more global securities, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. Peru refers to the intangible securities represented by a global security as “book-entry” securities.

When Peru issues book-entry securities, it will deposit the applicable global security with a clearing system. The global security will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant.

Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold securities in street name, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of Peru and the trustee will only be to the registered owner of the global security, which will be the clearing system or its nominee or common depositary. For example, once Peru and the trustee make a payment to the registered holder of a global security, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Peru to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of the global security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Peru or the trustee.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to receive physical delivery of the securities in certificated form or have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form; and

•	you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

Cross-Market Transfer, Clearance and Settlement of Book-Entry Securities

The following description reflects Peru’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg relating to cross-market trades in book-entry securities where Euroclear and Clearstream, Luxembourg hold securities through their respective depositaries at DTC. These systems could change their rules and procedures at any time.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day European time after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of book- entry securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds, i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date, either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day before the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

Peru will only issue securities in certificated form in exchange for book-entry securities represented by a global security if:

•

the depositary notifies Peru that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and Peru does not appoint a successor depositary or clearing agency within 90 days;

•

the trustee has instituted or has been directed to institute any judicial proceeding to enforce the rights of the holders under the debt securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding; or

•	Peru elects not to have the securities of a series represented by a global security or securities.

If a physical or certificated security becomes mutilated, defaced, apparently destroyed, lost or stolen, Peru may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to Peru and to the trustee an indemnity under which it will agree to pay Peru, the trustee and any of their respective agents for any losses that they may suffer relating to the security that was mutilated, defaced, apparently destroyed, lost or stolen. Peru and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, apparently destroyed, lost or stolen security.

If Peru issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the indenture in New York City, or at the office of any paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

Peru will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. Peru may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment or principal of, or premium or interest on the securities.

TAXATION

Peru Taxation

The following is a general summary of the material consequences under Peruvian tax law, as currently in effect, of an investment by a “foreign holder” in debt securities issued by Peru. For this purpose, “foreign holder” means either: (i) an individual who is neither a resident nor domiciled in Peru or (ii) a legal entity that is not incorporated under the laws of Peru, unless the debt securities are assigned to a branch, agent, representative or permanent establishment of an entity in Peru. For purposes of Peruvian taxation, an individual holder is deemed a resident of Peru if he or she has remained in Peru for more than 183 days within any 12-month period.

Peruvian income tax law establishes that a foreign holder is subject to income tax only on income from Peruvian sources. For this purpose, income from a Peruvian source means: (i) earnings from capital, interest, commissions, bonuses and other additional sums to the agreed interest for loans, credits or other financial operations, when capital is located or economically used in Peru, or when the payer is domiciled in Peru; (ii) earnings obtained by the sale, redemption or recovery of bonds, when the issuing entity is organized or established in Peru; and (iii) interest from debentures, when the issuing entity is organized in Peru, regardless of the location of the issuance or the security for such debentures. A foreign holder of debt securities generally will not be liable for estate, gift, inheritance or similar taxes with respect to such debt securities.

Under Peruvian income tax law, interest and capital gains originating from the following instruments are not subject to any withholding tax or income tax: (i) installments of the Public Treasury issued by the Republic of Peru; or (ii) debt securities issued by the Republic of Peru either (a) under the Market Makers Program or under any substitute mechanism that may replace it, or (b) in the international market from 2003 onwards; or (iii) obligations of the Central Reserve Bank of Peru, except those originating from reserve deposits of credit granting institutions; or (iv) the direct or indirect alienation of the underlying securities in Exchange Traded Funds which replicate indexes based on national investment instruments, when said alienation takes place for (a) the creation of Exchange Traded Funds, or (b) the cancellation of Exchange Traded Funds, or (c) the managing of Exchange Traded Funds’ assets.

United States Federal Income Tax Considerations For United States Persons

The following is a summary of certain United States federal income tax consequences of the purchase, ownership and disposition of debt securities as of the date hereof. Except where noted, this summary deals only with debt securities that are held as capital assets by a U.S. holder (as defined below).

A “U.S. holder” means a beneficial owner of a debt security that is for United States federal income tax purposes any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all aspects of United States federal income taxation and does not deal with foreign, state, or local or other tax considerations that may be relevant to U.S. holders in light of their personal circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws. For example, this summary does not address:

•

tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, regulated investment companies, real estate investment trusts, partnerships or other pass-through entities for United States federal income tax purposes, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the debt securities as part of a hedging, integrated, constructive sale or conversion transaction or a straddle;

•	tax consequences to holders of the debt securities whose “functional currency” is not the United States dollar;

•	alternative minimum tax consequences, if any;

•	the Medicare contribution tax on net investment income; or

•	any estate or gift tax consequences.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our debt securities, you should consult your own independent tax advisors.

If you are considering the purchase of debt securities, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership of the debt securities, as well as the consequences to you arising under the laws of any other taxing jurisdiction.

The discussion below assumes that all debt securities issued will be classified for United States federal income tax purposes as indebtedness of Peru and you should note that in the event of an alternative characterization, the tax consequences would differ from those discussed below. The specific terms of an offering of debt securities may also raise United States federal income tax considerations in addition to those described below. For example, this discussion does not describe the tax treatment of convertible debt securities or debt securities denominated in or determined by reference to a currency other than the U.S. dollar. A description of any such considerations, or certain United States federal income tax considerations related to the offering of warrants or units, will be provided in the applicable prospectus supplement.

Payments of Interest

Except as set forth below, interest on a debt security will generally be taxable to you as ordinary income at the time it is paid or accrued in accordance with your method of accounting for United States federal income tax purposes. In addition to interest on the debt securities (which includes any Peruvian tax withheld from the interest payments you receive), you will be required to include in income any additional amounts paid in respect of such Peruvian tax withheld. You may be entitled to deduct or credit this tax, subject to certain limitations (including that the election to deduct or credit foreign taxes applies to all of your foreign taxes for a particular tax year). Interest income (including any additional amounts) on a debt security generally will be considered foreign source income and, for purposes of the United States foreign tax credit, generally will be considered passive category income. You will generally be denied a foreign tax credit for foreign taxes imposed with respect to the debt securities where you do not meet a minimum holding period requirement during which you are not protected from risk of loss. The rules governing the foreign tax credit are complex. You are urged to consult your tax advisors regarding the availability of the foreign tax credit under your particular circumstances.

Original Issue Discount

If you own debt securities issued with original issue discount (“OID”), you will be subject to special tax accounting rules, as described in greater detail below. In that case, you should be aware that you generally must include OID in gross income (as ordinary income) in advance of the receipt of cash attributable to that income. However, you generally will not be required to include separately in income cash payments received on the debt securities, even if denominated as interest, to the extent those payments do not constitute “qualified stated interest,” as defined below. Notice will be given in the applicable prospectus supplement when we determine that a particular debt security will be issued with OID (an “original issue discount debt security”).

A debt security with an “issue price” that is less than the stated redemption price at maturity (the sum of all payments to be made on the debt security other than “qualified stated interest”) generally will be issued with OID if that difference is at least 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, or in the case of an amortizing debt security, the weighted average maturity. The “issue price” of each debt security in a particular offering will be the first price at which a substantial amount of that particular offering is sold to the public. The term “qualified stated interest” means stated interest that is unconditionally payable in cash or in property, other than debt instruments of the issuer, and meets all of the following conditions:

•	it is payable at least once per year;

•	it is payable over the entire term of the debt security; and

•	it is payable at a single fixed rate or, subject to certain conditions, a rate based on one or more interest indices.

We will give you notice in the applicable prospectus supplement when we determine that a particular debt instrument will bear interest that is not qualified stated interest.

If you own a debt instrument issued with de minimis OID, which is discount that is not OID because it is less than 0.25% of the stated redemption price at maturity multiplied by the number of complete years to maturity, you generally must include the de minimis OID in income at the time principal payments on the debt securities are made in proportion to the amount paid. Any amount of de minimis OID that you have included in income will be treated as capital gain.

Certain of the debt securities may contain provisions permitting them to be redeemed prior to their stated maturity at our option and/or at your option. Original issue discount debt securities containing those features may be subject to rules that differ from the general rules discussed herein. If you are considering the purchase of original issue discount debt securities with those features, you should carefully examine the applicable prospectus supplement and should consult your own tax advisors with respect to those features since the tax consequences to you with respect to OID will depend, in part, on the particular terms and features of the debt securities.

If you own original issue discount debt securities with a maturity upon issuance of more than one year, you generally must include OID in income in advance of the receipt of some or all of the related cash payments using the “constant yield method” described in the following paragraphs.

The amount of OID that you must include in income if you are the initial U.S. holder of an original issue discount debt security is the sum of the “daily portions” of OID with respect to the debt security for each day during the taxable year or portion of the taxable year in which you held that debt security (“accrued OID”). The daily portion is determined by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. The “accrual period” for an original issue discount debt security may be of any length and may vary in length over the term of the debt security, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on the first day or the final day of an accrual period. The amount of OID allocable to any accrual period other than the final accrual period is an amount equal to the excess, if any, of:

•

the debt security’s “adjusted issue price” at the beginning of the accrual period multiplied by its yield to maturity, determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period, over

•	the aggregate of all qualified stated interest allocable to the accrual period.

OID allocable to a final accrual period is the difference between the amount payable at maturity, other than a payment of qualified stated interest, and the adjusted issue price at the beginning of the final accrual period. Special rules will apply for calculating OID for an initial short accrual period. The “adjusted issue price” of a debt security at the beginning of any accrual period is equal to its issue price increased by the accrued OID for each prior accrual period, determined without regard to the amortization of any acquisition or bond premium, as described below, and reduced by any payments previously made on the debt security (other than qualified stated interest). Under these rules, you will have to include in income increasingly greater amounts of OID in successive accrual periods. We are required to provide information returns stating the amount of OID accrued on debt securities held by persons of record other than certain exempt holders.

Debt securities that provide for a variable rate of interest and that meet certain other requirements (“floating rate debt securities”) are subject to special OID rules. In the case of an original issue discount debt security that is a floating rate debt security, both the “yield to maturity” and “qualified stated interest” will be determined solely for purposes of calculating the accrual of OID as though the debt security will bear interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the debt security on its date of issue or, in the case of certain floating rate debt securities, the rate that reflects the yield to maturity that is reasonably expected for the debt security. Additional rules may apply if either:

•	the interest on a floating rate debt security is based on more than one interest index; or

•	the principal amount of the debt security is indexed in any manner.

The discussion above generally does not address debt securities providing for contingent payments. You should carefully examine the applicable prospectus supplement regarding the United States federal income tax consequences of the holding and disposition of any debt securities providing for contingent payments.

You may elect to treat all interest on any debt security as OID and calculate the amount includible in gross income under the constant yield method described above. For purposes of this election, interest includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors about this election.

Short-Term Debt Securities

In the case of debt securities having a term of one year or less (“short-term debt securities”), all payments, including all stated interest, will be included in the stated redemption price at maturity and will not be qualified stated interest. As a result, you will generally be taxed on the discount instead of stated interest. The discount will be equal to the excess of the stated redemption price at maturity over the issue price of a short-term debt security, unless you elect to compute this discount using tax basis instead of issue price. In general, individuals and certain other cash method U.S. holders of short-term debt securities are not required to include accrued discount in their income currently unless they elect to do so, but may be required to include stated interest in income as the income is received. U.S. holders that report income for United States federal income tax purposes on the accrual method and certain other U.S. holders are required to accrue discount on short-term debt securities (as ordinary income) on a straight-line basis, unless an election is made to accrue the discount according to a constant yield method based on daily compounding.

If you are not required, and do not elect, to include discount in income currently, any gain you realize on the sale, exchange or retirement of a short-term debt security will generally be ordinary income to you to the extent of the discount accrued by you through the date of sale, exchange or retirement. In addition, if you do not elect to currently include accrued discount in income you may be required to defer deductions for a portion of your interest expense with respect to any indebtedness attributable to the short-term debt securities.

Market Discount

If you purchase a debt security for an amount that is less than its stated redemption price at maturity (or, in the case of an original issue discount debt security, its adjusted issue price), the amount of the difference will be treated as “market discount” for United States federal income tax purposes, unless that difference is less than a specified de minimis amount. Under the market discount rules, you will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a debt security as ordinary income to the extent of the market discount that you have not previously included in income and are treated as having accrued on the debt security at the time of the payment or disposition.

In addition, you may be required to defer, until the maturity of the debt security or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness attributable to the debt security. You may elect, on a security-by-security basis, to deduct the deferred interest expense in a tax year prior to the year of disposition. You should consult your own tax advisors before making this election.

Any market discount will be considered to accrue ratably during the period from the date of acquisition to the maturity date of the debt security, unless you elect to accrue on a constant interest method. You may elect to include market discount in income currently as it accrues, on either a ratable or constant interest method, in which case the rule described above regarding deferral of interest deductions will not apply.

Acquisition Premium, Amortizable Bond Premium

If you purchase an original issue discount debt security for an amount that is greater than its adjusted issue price but equal to or less than the sum of all amounts payable on the debt security after the purchase date other than payments of qualified stated interest, you will be considered to have purchased that debt security at an “acquisition premium.” Under the acquisition premium rules, the amount of OID that you must include in gross income with respect to the debt security for any taxable year will be reduced by the portion of the acquisition premium properly allocable to that year.

If you purchase a debt security (including an original issue discount debt security) for an amount in excess of the sum of all amounts payable on the debt security after the purchase date other than qualified stated interest, you will be considered to have purchased the debt security at a “premium” and, if it is an original issue discount debt security, you will not be required to include any OID in income. You generally may elect to amortize the premium over the remaining term of the debt security on a constant yield method as an offset to interest when includible in income under your regular accounting method. Special rules limit the amortization of premium in the case of convertible debt instruments. If you do not elect to amortize bond premium, that premium will decrease the gain or increase the loss you would otherwise recognize on disposition of the debt security.

Sale, Exchange and Retirement of Debt Securities

Your adjusted tax basis in a debt security will, in general, be your cost for that debt security, increased by OID, market discount or any discount with respect to a short-term debt security that you previously included in income, and reduced by any amortized premium and any cash payments on the debt security other than qualified stated interest. Upon the sale, exchange, retirement or other disposition of a debt security, you will recognize gain or loss equal to the difference between the amount you realize upon the sale, exchange, retirement or other disposition (less an amount equal to any accrued but unpaid qualified stated interest, which will be taxable as interest income to the extent not previously included in income) and the adjusted tax basis of the debt security. Except as described above with respect to certain short-term debt securities or with respect to market discount, and with respect to contingent payment debt instruments, which this summary generally does not discuss, such gain or loss will be capital gain or loss. Gain or loss realized by you on the sale, exchange, retirement or other disposition of a debt security will generally be treated as United States source gain or loss. Capital gains of non-corporate holders (including individuals) derived in respect of capital assets held for more than one year are eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, information reporting requirements will apply to certain payments of principal, interest (including OID) and premium paid on debt securities and to the proceeds of the sale of a debt security paid to you (unless you are an exempt recipient). Additionally, if you fail to provide your taxpayer identification number, or in the case of interest payments, fail either to report in full dividend and interest income or to make certain certifications, you may be subject to backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against your United States federal income tax liability provided the required information is timely furnished to the Internal Revenue Service.

PLAN OF DISTRIBUTION

Overview

Peru may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each prospectus supplement for an offering will describe the following:

•	the names of any underwriters or agents;

•	the purchase price of the securities;

•	the net proceeds to Peru from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions and other items constituting agents’ compensation;

•	any initial public offering price of the securities;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which those securities may be listed.

If Peru uses underwriters or dealers in a sale, they will acquire the securities for their own accounts and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Peru may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

In compliance with guidelines of the Financial Industry Regulatory Authority (FINRA), the maximum commission or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered by this prospectus and any applicable prospectus supplement; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

Peru may also sell the securities directly to the public or through agents. Unless otherwise specified in the applicable prospectus supplement, any agent will act on a reasonable best efforts basis for the period of its appointment.

Peru may authorize agents, underwriters or dealers to solicit offers by some institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

Peru may offer the securities to holders of other securities issued or guaranteed by Peru in payment for Peru’s purchase or exchange of the other securities, including as part of a reprofiling of Peru’s public debt. Peru may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This kind of offer may be in addition to sales of the same securities using the methods described above.

Peru may agree to indemnify any agents and underwriters against some liabilities, including liabilities under the Securities Act. The agents and underwriters may also be entitled to contribution from Peru for payments they may make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for Peru in the ordinary course of business.

Non-U.S. Offerings

Peru will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to some exceptions, Peru cannot offer, sell or deliver these securities within the United States or to U.S. persons. When Peru offers or sells securities outside the United States, each underwriter, dealer or agent will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter, dealer or agent will agree that:

•

it has not offered or sold or solicited offers to purchase, and will not offer or sell or solicit offers to purchase, any of these unregistered securities within the United States, except under Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on it or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus whose source is identified as a publication of Peru or one of its agencies or instrumentalities relies on the authority of that publication as a public official document of Peru. All other information in this prospectus, other than that included in “Plan of Distribution” above, is included as a public official statement made on the authority of Peru.

VALIDITY OF THE SECURITIES

The following persons, whose addresses will appear on the inside back cover of the applicable prospectus supplement, will provide opinions regarding the validity of the securities:

•	For Peru:

•	Simpson Thacher & Bartlett LLP, New York counsel to Peru, and

•	General Counsel of the Ministry of Economy and Finance or such other Peruvian counsel to Peru named in the applicable prospectus supplement.

•	For the underwriters, if any:

•	United States counsel to the underwriters named in the applicable prospectus supplement, and

•	Peruvian counsel to the underwriters named the applicable prospectus supplement.

As to all matters of Peruvian law, United States counsel to the underwriters may rely on the opinion of Peruvian counsel to the underwriters named in the applicable prospectus supplement. As to all matters of United States law, Peruvian counsel to the underwriters named in the applicable prospectus supplement may rely on the opinion of the United States counsel to the underwriters.

AUTHORIZED REPRESENTATIVE

The authorized representative of Peru in the United States is Maria Teresa Merino de Hart, Consulate General of Peru, whose address is 241 East 49th Street, New York, New York 10017.

WHERE YOU CAN FIND MORE INFORMATION

Peru has filed with the SEC under the Securities Act a registration statement, of which this prospectus forms a part, covering the securities, warrants and units. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If Peru has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Peru is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934. Peru commenced filing annual reports on Form 18-K with the SEC on a voluntary basis beginning with its fiscal year ended December 31, 2014. These reports include certain financial, statistical and other information concerning Peru. Peru may also file amendments on Form 18-K/A to its annual reports for the purpose of incorporating information in the Form 18-K or filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, this information and these exhibits will be incorporated by reference into, and these exhibits will become part of, this registration statement.

You can request copies of these documents by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.:

SEC Public Reference

100 F Street, N.E., Room 1580

Washington, D.C. 20549

Peru’s SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room or log on to www.sec.gov.

The SEC allows Peru to incorporate by reference some information that Peru files with the SEC. Incorporated documents are considered part of this prospectus. Peru can disclose important information to you by referring you to those documents. The following documents, which Peru has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus and to any accompanying prospectus supplement:

•	Peru’s annual report on Form 18- K for the year ended December 31, 2014 filed with the SEC on July 15, 2015;

•	Amendment No. 1 filed on Form 18-K/A on August 6, 2015, to the 2014 annual report;

•	Amendment No. 2 filed on Form 18-K/A on August 18, 2015, to the 2014 annual report;

•	Any amendment on Form 18-K/A to the 2014 annual report filed after the date of this prospectus and prior to the termination of the offering of the securities; and

•	Each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the securities.

Later information that Peru files with the SEC will update and supersede earlier information that it has filed.

Any person receiving a copy of this prospectus may obtain, without charge and upon request, a copy of any of the above documents (including only the exhibits that are specifically incorporated by reference in them). Requests for such documents should be directed to:

Ministerio de Economía y Finanzas del Perú

Jr. Junín 319

Cercado de Lima, Lima, Perú

Attention: Director General Director of the General Directorate of Public Indebtedness and Treasury

Facsimile: +51 1 626 9921

Telephone: +51 1 311 5931

THE ISSUER

Republic of Peru

Ministerio de Economía y Finanzas del Perú

Jr. Junín No. 319

Lima, Peru

Attn: General Director of the General Directorate of

Public Indebtedness and Treasury

Facsimile: +51 1 626-9921

Telephone: +51 1 311-5931

TRUSTEE, REGISTRAR, TRANSFER AGENT AND PAYING AGENT	LUXEMBOURG PAYING AGENT, LUXEMBOURG TRANSFER AGENT AND LUXEMBOURG LISTING AGENT

The Bank of New York Mellon 101 Barclay Street, 7 East New York, New York 10286 United States of America Attention: International Corporate Trust Facsimile: +1 212 815 5603	The Bank of New York Mellon (Luxembourg) S.A. Vertigo Building – Polaris 2-4 rue Eugene Ruppert L-2453 Luxembourg Luxembourg Facsimile: (+1352) 2452-4204 Attention: International Corporate Trust

LEGAL ADVISORS

To the Republic of Peru in respect of U.S. Law	To the Global Coordinators and Bookrunners in respect of U.S. Law

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 United States of America	Shearman & Sterling LLP 599 Lexington Avenue New York, New York 10022 United States of America

To the Republic of Peru in respect of Peruvian Law	To the Global Coordinators and Bookrunners in respect of Peruvian Law

Hernández & Cía. Abogados Av. Javier Prado No. 795 Magdalena del Mar, Lima Peru	Miranda & Amado Abogados Av. Larco No. 1301, Piso 20 Miraflores, Lima Peru

Republic of Peru